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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   INVESTMENT COMPANY ACT FILE NO. 811-21295
                                    FORM N-1A
       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (X)
                               AMENDMENT NO. 8                         (X)
                          J.P. MORGAN MUTAL FUND SERIES
               (Exact Name of Registrant as Specified in Charter)
                                 522 Fifth Avenue
                            New York, New York 10036
               --------------------------------------------------
                     (Address of Principal Executive Office)

       Registrant's Telephone Number, including Area Code: 1-800-480-4111

                               Avery P. Maher, Esq.
                     J.P. Morgan Investment Management, Inc.
                                  522 Fifth Avenue
                              New York, New York 10036
                     (Name and Address of Agent for Service)

                                   Copies to:
            Nina O. Shenker, Esq.             John Baumgardner, Jr., Esq.
  J.P. Morgan Investment Management, Inc.     Sullivan & Cromwell LLP
             522 Fifth Avenue                     125 Broad Street
         New York, New York 10036                New York, NY 10004
It is proposed that this filing will become effective February 19, 2005.

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                                EXPLANATORY NOTE

     This Registration Statement of the Growth and Income Portfolio, a series of J.P. Morgan Mutual Fund Series ("Portfolio") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

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                                     PART A

         Responses to Items 1, 2, 3 and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

         The Growth and Income Portfolio (the "Portfolio") is a non-diversified series of JPMorgan Trust I ("Trust"), an open-end, management investment company formed as a statutory trust under the laws of the State of Delaware on November 12, 2004. The Portfolio is the successor to Growth and Income Portfolio ("Predecessor Fund"), which operated as a series of another legal entity prior to reorganizing and redomiciling as series of J.P. Morgan Mutual Fund Series ("JPMMFS") on February 19, 2005. Prior to February 19, 2005, the Portfolio operated as Growth and Income Portfolio, a trust organized under the laws of the State of New York on December 15, 1992.

         On January 20, 2005, shareholders of the Predecessor Fund approved an Agreement and Plan of Reorganization and Redomiciliation ("Shell Reorganization Agreement") between the Predecessor Fund and JPMMFS, on behalf of the Portfolio. Pursuant to the Shell Reorganization Agreement, the Predecessor Fund was reorganized into the corresponding series of JPMMFS effective after the close of business on February 18, 2005 ("Closing Date"). With respect to events that occurred or payments that were made prior to the Closing Date, any reference to the Portfolio in this Part A prior to the Closing Date refers to the Predecessor Fund.

         On January 20, 2005, shareholders of JPMMFS approved the redomiciliation of JPMMFS as a Delaware statutory trust to be called "JPMorgan Trust I" ("Redomiciliation"). The Redomiciliation took place after the close of business on the Closing Date, at which time the Portfolio became a series of JPMorgan Trust I. The Redomiciliation was effective after the reorganization pursuant to the Shell Reorganization Agreement.

         Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio operates under a master fund/feeder fund structure. Under this structure, a fund seeks to achieve its investment objective by investing all of its investable assets in an open-end management investment company with the same investment objective. The JPMorgan Growth and Income Fund invests in the Portfolio and has the same investment objectives and policies as the Portfolio.

         J.P. Morgan Investment Management Inc. ("JPMIM") is the Portfolio's investment adviser (the "Adviser"). The address of JPMIM is 522 Fifth Avenue, New York, New York 10036. JPMorgan Funds Management, Inc. is the administrator of the Portfolio (the "Administrator").

OBJECTIVE

         The Portfolio seeks to provide capital growth over the long-term and earn income from dividends. The Portfolio is not intended to be a complete investment program, and there is no assurance it will achieve its objective.

         In managing the Portfolio, JPMIM, the adviser, seeks to invest in undervalued companies with durable franchises, strong management, and the ability to grow their intrinsic value per share. Given this approach, the Portfolio's investments typically include companies which the adviser believes possess sustainable competitive advantages, healthy balance sheets, and management committed to increasing shareholder value. The adviser applies a "bottom-up" approach when constructing the portfolio, basing its stock selection on a combination of quantitative screening and fundamental analysis. The Portfolio's investments are subject to extensive financial analysis and a disciplined valuation process.

PRINCIPAL INVESTMENT STRATEGIES

         Under normal circumstances, the Portfolio invests at least 80% of its Assets in common stocks. "Assets" means net assets, plus the amount of borrowings for investment purposes. The Adviser applies an active equity management style focused on identifying attractively valued stocks given their growth potential over a long-term time horizon. The securities held by the Portfolio will be of companies with market capitalizations equal to those within the universe of S&P 500/BARRA Value Index stocks. The Adviser will emphasize companies which are leaders within their sectors. The Portfolio will also focus on companies with strong revenue gains and positive earnings trends. The Portfolio will also emphasize companies with low price-to-book and price-to-cash flows ratios. The Portfolio will seek to earn income by investing in companies that display, or have the potential for displaying, level or rising dividends.

         Equity securities in which the Portfolio can invest may include common stocks, preferred stocks, convertible securities, depositary receipts and warrants and rights to buy common stocks.

         The Portfolio may invest in shares of exchange-traded funds (ETFs), affiliated money market funds and other investment companies. An ETF is a registered investment company that seeks to track the performance of a particular market index. These indexes include not only broad-market indexes but more specific indexes as will, including those relating to particular sectors, markets, regions or industries.

         Derivatives, which are instruments that have a value based on another investment, exchange rate or index, may be used as substitutes for securities in which the Portfolio can invest. The Portfolio may use futures contracts, options, swaps and other derivatives as tools in the management of portfolio Assets. The Portfolio may use derivatives to hedge various investments, for risk management and to increase the Portfolio's income or gain.

         The Portfolio may invest in mortgage-related securities issued by governmental entities and private issuers. These may include investments in collateralized mortgage obligations and principal-only and interest-only stripped mortgage-backed securities.

         The Portfolio may enter into "dollar-rolls," in which the Portfolio sells mortgage-backed securities and at the same time contracts to buy back very similar securities on a future date.

         The Portfolio may invest any portion of its Assets not invested in equity securities in high-quality money market instruments and repurchase agreements.

BEFORE YOU INVEST
INVESTORS CONSIDERING THE PORTFOLIO SHOULD
UNDERSTAND THAT:

-  THERE IS NO ASSURANCE THAT THE FUND WILL
   MEET ITS INVESTMENT OBJECTIVE.

-  THE PORTFOLIO DOES NOT REPRESENT A COMPLETE
   INVESTMENT PROGRAM.

FREQUENCY OF TRADING
HOW FREQUENTLY THE PORTFOLIO BUYS AND SELLS
SECURITIES WILL VARY FROM YEAR TO YEAR,
DEPENDING ON MARKET CONDITIONS.

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         The Portfolio may change any of these investment policies (including its investment objective) without shareholder approval.

         The Portfolio is non-diversified as defined in the Investment Company Act of 1940.


RELATED RISKS.

         All mutual funds carry a certain amount of risk. An investor may lose money on its investment in the Portfolio. Here are some of the specific risks of investing in the Portfolio.

         The Portfolio may not achieve its objective if the adviser's expectations regarding particular securities are not met.

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency. An investor could lose money if it sells when the Portfolio's share price is lower than when it is invested.

         The value of shares of the Portfolio will be influenced by conditions in stock markets as well as the performance of the companies selected for the Portfolio's portfolio.

         The Portfolio may not achieve its objective if securities which the adviser believes are undervalued do not appreciate as much as the Adviser anticipates or if the companies in which it invests do not pay dividends.

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         The market value of convertible securities and other debt securities tends to fall when prevailing interest rates rise. The value of convertible securities also tends to change whenever the market value of the underlying common or preferred stock fluctuates.

         If the Fund invests in shares of another investment company, shareholders would bear not only their proportionate share of the Fund's expenses of the investment company. The price movement of an investment company that is an ETF may not track the underlying index and may result in a loss.

         The Portfolio's asset-backed and mortgage-backed investments involve risk of loss due to prepayments that occur earlier or later than expected, and, like any bond, due to default. Some asset-backed securities may have additional risk because they may receive little or no collateral protection from the underlying assets. Because of the sensitivity of the Portfolio's mortgage-related securities to changes in interest rates, the performance and duration of the Portfolio may be more volatile than if it did not hold these securities.

         Indebtedness of certain issuers identified with the U.S. government whose securities may be held by the Portfolio, including the well-known Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), is not entitled to the full faith and credit of the United States and is thus subject to the risk of default in the payment of interest and/or principal like the indebtedness of private issuers.

         Collateralized mortgage obligations are issued in multiple classes, and each class may have its own interest rate and/or final payment date. A class with an earlier final payment date may have certain preferences in receiving principal payments or earning interest. As a result, the value of some classes in which the Portfolio invests may be more volatile and may be subject to higher risk of nonpayment.

         The values of interest-only and principal-only mortgage-backed securities are more volatile than other types of mortgage-related securities. They are very sensitive not only to changes in interest rates, but also to the rate of prepayments. A rapid or unexpected increase in prepayments can significantly depress the price of interest-only securities, while a rapid or unexpected decrease could have the same effect on principal-only securities. In addition, these instruments may be illiquid.

         Dollar-rolls and repurchase agreements involve some risk to the Portfolio if the other party does not live up to its obligation under the agreement.

         If the Portfolio invests a substantial portion of its Assets in money market instruments, repurchase agreements and debt securities, including situations in which the Portfolio is investing for temporary defensive purposes, it could reduce the Portfolio's potential returns.

         The Portfolio may use derivatives in connection with its investment strategies. Derivatives may be riskier than other types of investments because they may be more sensitive to changes in economic or market conditions than other types of investments and could result in losses that significantly exceed the Portfolio's original investment. The use of derivatives for hedging purposes may not be successful, resulting in losses to the Portfolio, and the cost of hedging may reduce the Portfolio's returns. In addition, the Portfolio may use derivatives for non-hedging purposes which increases the Portfolio's potential for loss.

         Since the Portfolio is non-diversified, it may invest a greater percentage of its Assets in a particular issuer or group of issuers than a diversified Portfolio would. This increased concentration in fewer issuers may result in the Portfolio's shares being more sensitive to economic results among those issuing the securities.

         A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's portfolio securities is available in Part B.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

         The Board of Trustees. The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. See in Item 12 "Management of the Portfolio" of Part B for a complete description of the Trustees and officers of the Portfolio.

         The Portfolio's adviser. J.P. Morgan Investment Management Inc. ("JPMIM"), is the Portfolio's investment adviser under an Advisory Agreement and has overall responsibility for investment decisions of the Portfolio, subject to the oversight of the Board of Trustees. JPMIM is a wholly-owned subsidiary of J.P. Morgan Fleming Asset Management Holdings, Inc., which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a bank holding company. As compensation for its investment advisory services to the Portfolio, JPMIM is entitled to receive an annual fee, which is computed daily and may be paid monthly, equal to 0.40% of the Portfolio's average daily net assets. JPMIM is located at 522 Fifth Avenue, New York, New York 10036. During the most recent fiscal year ended 12/31/04, the adviser was paid management fees (net of waivers) of 0.40% as a percentage of average daily net assets.

         Portfolio Manager. The portfolio management team is led by Jonathan Kendrew Llewelyn Simon, Managing Director of JPMIM, and Clare Hart, Vice President of JPMIM and CPA. Mr. Simon has worked with various affiliates of the adviser since 1980 and has been a portfolio manager since 1986. Ms. Hart has worked as an investment analyst covering the financial services and real estate sectors since joining JPMIM in 1999. Prior to that, Ms. Hart served as an equity research associate covering Real Estate Investment Trusts for Salomon Smith Barney.

FUND MANAGER COMPENSATION

         Portfolio managers and research analysts participate in a highly competitive compensation program that is designed to attract and retain outstanding people and closely link the performance of investment professionals to client investment objectives. The total compensation program includes base salary, cash incentives, the value of stock awards, and, in some cases, mandatory deferred compensation. These elements reflect individual performance and the performance of the business as a whole. Each investment professional's performance is formally evaluated annually based on a variety of factors including the size and performance of the portfolios such professional manages. Individual contribution relative to client goals carries the highest impact. For example:

- Portfolio manager compensation is primarily driven by meeting or exceeding clients' risk and return objectives, relative performance to competitors or competitive indices, and compliance with firm policies and regulatory requirements. Investment performance is generally more heavily weighted to the long-term.

- Research analyst compensation is primarily driven by the accuracy of their forecasts and rankings with respect to the companies and/or sectors for which they have research responsibility.

         Stock awards are granted as part of an employee's annual performance bonus and comprise from 0% to 35% of an investment professional's total award. As incentive compensation increases, the percentage of compensation awarded in restricted stock, stock appreciation awards or stock options also increases. Certain investment professionals may also be subject to a mandatory deferral of a portion of their compensation into proprietary mutual funds based on long-term sustained investment performance.

         Portfolio managers are encouraged to own shares of the JPMorgan Funds they help manage.

         The Administrator. JPMorgan Funds Management, Inc. ("Administrator") provides administrative services and oversees the Portfolio's other service providers. The Administrator receives an annual fee of 0.05% of the Portfolio's average net assets.

         Expenses. The Portfolio pays the expenses incurred in its operations. These expenses include investment advisory and administrative fees; the compensation of the Trustees; registration fees; interest charges; taxes; expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to government offices and commissions; expenses of meetings of investors; fees and expenses of independent accountants, of legal counsel and of any transfer agent, registrar or dividend disbursing agent of the Portfolio; insurance premiums; and expenses of calculating the net asset value of, and the net income on, beneficial interests of the Portfolio. Service providers to the Portfolio may, from time to time, voluntarily waive all or a portion of any fees to which they are entitled.

         Legal Proceedings. None of the actions described below allege that any unlawful activity took place with respect to any Fund whose shares are described herein.

         On July 1, 2004, Bank One Corporation, the former corporate parent of the One Group Dealer Services, Inc., One Group Administrative Services, Inc. and Banc One Investment Advisors Corporation (BOIA), the investment adviser to the former One Group Funds, merged into JPMorgan Chase. As a consequence of the merger, on that date, the Distributor, the Administrator and BOIA became affiliates of both JPMIM and JPMorgan Chase Bank, N.A. JPMorgan Distribution Services, Inc. (formerly One Group Dealer Services, Inc.) (JPMDS) and JPMorgan Funds Management, Inc. (formerly One Group Administrative Services, Inc.) became the distributor and administrator, respectively, of the JPMorgan Funds effective February 19, 2005.

         Prior to becoming an affiliate of JPMorgan Chase, on June 29, 2004, BOIA entered into agreements with the Securities and Exchange Commission
(SEC) and the New York Attorney General (NYAG) in resolution of investigations conducted by the SEC and the NYAG into market timing of certain mutual funds advised by BOIA, possible late trading of certain of these funds and related matters. In this connection, BOIA or its affiliates agreed to pay disgorgement and a civil money penalty in an aggregate amount of $50 million. The settlement agreement with the NYAG also requires BOIA to reduce its management fee for certain series of the former One Group Mutual Funds, in an aggregate amount of approximately $8 million annually over the next five years. In addition, BOIA has agreed to undertakings relating to, among other things, governance and compliance initiatives.

         In addition to the matters involving the SEC and NYAG, various lawsuits have been filed against BOIA, certain current trustees of the Funds and certain former trustees of One Group Mutual Funds and various affiliates of BOIA, including JPMDS. The lawsuits generally relate to the same facts that were the subject of the SEC order and NYAG settlement discussed above. These actions seek, among other things, compensatory damages, restitution, disgorgement of unjustly earned profits, punitive damages, removal of the incumbent trustees of One Group Mutual Funds, removal of certain current trustees of the Funds and certain former trustees of One Group Mutual Funds' investment advisers (e.g., BOIA) and distributor (i.e., JPMDS), rescission of the distribution and service plans adopted under Rule 12b-1 of the Investment Company Act of 1940, and attorneys' fees. BOIA is now known as JPMorgan Investment Advisors Inc.

         Organization and Capital Structure. The Portfolio is a series of JPMorgan Trust I, which is organized as a statutory trust under the laws of the State of Delaware. Under the Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the

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Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Trust is not required to hold annual meetings of investors but will hold special meetings of shareholders of the Portfolio when in the judgment of the Board of Trustees it is necessary or desirable to submit matters for an investor vote.

         The Portfolio does not intend to distribute to its investors its net investment income or its net realized capital gains, if any. The end of the Portfolio's fiscal year is December 31. The Declaration of Trust of the Trust specifies that the Portfolio intends to be treated as a partnership for Federal tax purposes.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's Assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to the Portfolio's exclusive placement agent, JPMorgan Distribution Services, Inc., 1111 Polaris Parkway Columbus, OH.

ITEM 6. SHAREHOLDER INFORMATION.

         Pricing. The Portfolio computes net asset value ("NAV") once daily on Monday through Friday. The NAV will not be computed on the day the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The Portfolio may also close for purchases and redemptions at such other times as may be determined by the Board of Trustees to the extent permitted by applicable law. The days on which NAV is determined are the Portfolio's business days.

         The NAV per share of the Portfolio is equal to the Portfolio's investments less the Portfolio's liabilities divided by the number of shares of the Portfolio outstanding. The following is a discussion of the procedures used by the Portfolio in valuing its Assets.

         The market value of the Portfolio's investments is determined primarily on the basis of readily available market quotations. Certain short-term securities are valued at amortized cost, which approximates market value. If market quotations are not readily available or if available market quotations are determined not to be reliable or if a security's value has been materially affected by events occurring after the close of trading on the exchange or market on which the security is principally traded (for example, a natural disaster affecting an entire country or region, or an event that affects an individual company), but before the Portfolio's NAV is calculated, that security may be valued at its fair value in accordance with policies and procedures adopted by the Portfolio's Board of Trustees. A security's valuation may differ depending on the method used for determining value. In addition, the Portfolio has implemented fair value pricing on a daily basis for all non-U.S. and non-Canadian equity securities held by the Portfolio. The fair value pricing utilizes the quotations of an independent pricing service unless the adviser, in accordance with the valuation procedures adopted by the Portfolio's Board of Trustees, determines that the market quotations do not accurately reflect the value of security and determines that use of another fair valuation methodology is appropriate.

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         Domestic equity securities listed on a U.S. or Canadian securities exchange shall be valued at the last sale price on the exchange on which the security is principally traded (the "primary exchange") that is reported before the time when the net assets of the Portfolio are valued. Securities traded on more than one exchange shall be valued at the last sale price on the primary exchange. If there has been no sale on such primary exchange, then at the last sale price on the secondary exchange. If there has been no sale on the primary exchange or the secondary exchange on the valuation date, the security shall be valued at the mean of the latest bid and ask quotations as of the closing of the primary exchange. The value of securities listed on the NASDAQ Stock Market, Inc. shall generally be the NASDAQ Official Closing Price.

         Generally, trading of foreign securities on most foreign markets is completed before the close in trading in U.S. markets. Additionally, trading on foreign markets may also take place on days on which the U.S. markets, and the Funds, are closed. The Portfolio has implemented fair value pricing on a daily basis for all non-U.S. and non-Canadian equity securities held by the Portfolio. The fair value pricing utilizes the quotations of an independent pricing service. unless the Adviser determines in accordance with procedures adopted by the Trustees, as discussed below that use of another fair valuation methodology is appropriate. To the extent that foreign equity securities are not fair valued utilizing quotations of an independent pricing service, such securities will be valued using the price of the last sale or official close of the primary exchange on which the security is purchased that is reported before the time when the net assets of the Portfolio are valued. If there has been no sale on the primary exchange on the valuation date, and the average of bid and ask quotations are less than or equal to the last sale price of local shares on the valuation date, the security shall be valued at the last sale price of the local shares. If the average of the bid and ask quotations on the primary exchange is greater than the last sale price of the local shares, the security shall be valued at the average of the closing bid and ask quotations of the foreign listed shares on the primary exchange.

         For purposes of calculating NAV, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing market rates.

         Futures, options and other derivatives are valued on the basis of available market quotations.

         Securities of other open-end investment companies are valued at their respective NAVs.

         Fixed income securities with a remaining maturity of 61 days or more are valued using market quotations available from and supplied daily by third party pricing services or brokers/dealers of comparable securities. It is anticipated that such pricing services and brokers/dealers will provide bid-side quotations. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity if their original maturity when acquired by the Portfolio was more than 60 days.

         Securities or other assets for which market quotations are not readily available or for which market quotations do not represent the value at the time of pricing (including certain illiquid securities) are fair valued in accordance with procedures established by and under the general supervision and responsibility of the Trustees. The Board of Trustees has established a Valuation Committee to assist the Board in its oversight of the valuation of the Portfolio's securities. The Portfolio's Administrator has established a Fair Valuation Committee ("FVC") to (1) make fair value determinations in certain pre-determined situations as outlined in the procedures approved by the Board and (2) provide recommendations to the Board's Valuation Committee in other situations. This FVC includes senior representatives from management as well as the Portfolio's investment adviser. Fair value situations could include, but are not limited to: (1) a significant event that affects the value of the Portfolio's securities (e.g., news relating to natural disasters affecting an issuer's operations or earnings announcements); (2) illiquid securities; (3) securities that may be defaulted or de-listed from an exchange and are no longer trading; or (4) any other circumstance in which the FVC believes that market quotations do not accurately reflect the value of a security.

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         Purchases. Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Investment Objective, Principal Investment Strategies and Related Risks" above.

         Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open an account, we will ask for your name, residential or business street address, date of birth (for an individual), and other information that will allow us to identify you, including your social security number, tax identification number or other identifying number. The Portfolio cannot waive these requirements. The Portfolio is required by law to reject your initial order if the required identifying information is not provided.

         We will attempt to collect any missing information required by contacting you. If we cannot obtain this information within the established time frame, your initial order will be rejected. Amounts received prior to receipt of the required information will be held uninvested and will be returned to you without interest if your initial order is rejected. If the required information is obtained, your investment will be accepted and you will receive the NAV per share next calculated after all of the required information is received.

         Once we have received all of the required information, federal law requires us to verify your identity. After an account is opened, we may restrict your ability to purchase additional shares until your identity is verified. If we are unable to verify your identity within a reasonable time, the Portfolio reserves the right to close your account at the current day's NAV per share. If your account is closed for this reason, your shares will be redeemed at the NAV per share next calculated after the account is closed.

         An investment in the Portfolio may be made in U.S. dollars without a sales load at the NAV next determined after an order is accepted in "good order" by the Portfolio. Only purchase orders accepted by the Portfolio before 4:00 p.m. Eastern Time (ET) will be effective at that day's price. There is no minimum initial or subsequent investment in the Portfolio. No money may be paid to any intermediary who is not a dealer or exempt dealer.

         The Portfolio's NAV may change every day. NAV is calculated each business day following the close of the NYSE at 4:00 p.m. ET. On occasion, the NYSE will close before 4:00 p.m. ET. When that happens, NAV will be calculated as of the time the NYSE closes. The price at which a purchase is effected is based on the next calculation of NAV after the order is accepted in accordance with this prospectus.

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for trading. At the close of regular trading on the New York Stock Exchange on each such day (normally 4:00 p.m., Eastern time; however, options are priced at 4:15 p.m., Eastern time), the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of the close of regular trading on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the close of regular trading, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following day the New York Stock Exchange is open for trading.

         Redemption and Repurchase. An investor in the Portfolio may reduce any portion or all of its investment at any time without charge. Redemption orders accepted by the Portfolio before 4:00 p.m. ET (or before the NYSE closes if the NYSE closes before 4:00 p.m. ET) will be effective at that day's price. A redemption order is accepted when accompanied by all required documentation in the proper form. The Portfolio may refuse to honor incomplete redemption orders. The proceeds of a reduction will be paid in U.S. dollars by the Portfolio normally on the next business day after the reduction is effected, but in any event, within seven days. Investments in the Portfolio may not be transferred.

         The Portfolio may suspend your ability to redeem when:

         1. Trading on the NYSE is restricted;

         2. The NYSE is closed (other than weekend and holiday closings);

         3. Federal securities laws permit;

         4. The SEC has permitted a suspension; or

         5. An emergency exists, as determined by the SEC.

         The Portfolio is a master fund in a master-feeder structure. The mutual funds that invest in the Portfolio (each a "feeder") have each adopted their own policies and procedures regarding the monitoring and elimination of market timing in those feeders which are applicable to the shareholders of those feeders. Each feeder discloses its policies with respect to market timing in its prospectus(es).

RISK AND REWARD ELEMENTS

This table discusses the main elements that make up the Portfolio's overall risk and reward characteristics. It also outlines the policies toward various investments, including those that are designed to help the Portfolio manage risk.

POTENTIAL RISKS                          POTENTIAL REWARDS                        POLICIES TO BALANCE RISK AND REWARD
---------------------------------------  ---------------------------------------  -------------------------------------------------
WHEN-ISSUED AND DELAYED
DELIVERY SECURITIES
- When the Portfolio buys securities     - The Portfolio can take advantage of    - The Portfolio segregates liquid assets to
  before issue or for delayed delivery,    attractive transaction opportunities     offset leverage risks
  it could be exposed to leverage risk
  if it does not segregate liquid
  assets

SHORT-TERM TRADING
- Increased trading could raise the      - The Portfolio could realize gains in   - The Portfolio generally avoids short-term
  Portfolio's brokerage and related        a short period of time                   trading, except to take advantage of attractive
  costs                                  - The Portfolio could protect against      or unexpected opportunities or to meet demands
- Increased short-term capital gains       losses if a stock is overvalued and      generated by shareholder activity
  distributions could raise                its value later falls
  shareholders' income tax liability.
  Such an increase in transaction costs
  and/or tax liability, if not offset
  by gains from short-term trading,
  would reduce the Portfolio's returns.

ETFS AND OTHER INVESTMENT COMPANIES
- If the Portfolio invests in shares     - Helps to manage smaller cash flows     - Absent an exemptive order of the Securities
  of another investment company,         - Investing in ETFs offers instant         and Exchange Commission (the "SEC"), the
  shareholders would bear not only         exposure to an index or a broad          Portfolio's investments in other investment
  their proportionate share of the         range of markets, sectors, geographic    companies, including ETFs, are subject to
  Portfolio's expenses, but also           regions and industries                   the percentage limitations of the Investment
  similar expenses of the investment                                                Company Act of 1940 ("1940 Act")(1)
  company                                                                         - An SEC exemptive order granted to various
- The price movement of an ETF may                                                  iShares Funds and Portfolios (which are ETFs)
  not track the underlying index,                                                   and their investment adviser permits the
  market, sector, regions or industries                                             Portfolio to invest beyond the 1940 Act
  and may result in a loss                                                          limits, subject to certain terms and
                                                                                    conditions, including a finding of the
                                                                                    Portfolio's Board of Trustees that the
                                                                                    advisory fees charged by the adviser are
                                                                                    for services that are in addition to, and
                                                                                    not duplicative of, the advisory services
                                                                                    provided to those ETFs
                                                                                  - An SEC exemptive order permits the Portfolio
                                                                                    to invest its uninvested cash, up to 25% of its
                                                                                    assets, in one or more affiliated money market
                                                                                    funds if the adviser waives and/or reimburses
                                                                                    its advisory fee from the Portfolio in an
                                                                                    amount sufficient to offset any doubling up of
                                                                                    investment advisory, shareholder servicing and
                                                                                    administrative fees

DERIVATIVES
- Derivatives such as futures, options,  - Hedges that correlate well with        - The Portfolio uses derivatives for hedging and
  swaps, and forward foreign currency      underlying positions can reduce or       for risk management (i.e., to establish or
  contracts(2) that are used for hedging   eliminate losses at low cost             adjust exposure to particular securities,
  the portfolio or specific securities   - The Portfolio could make money and       markets or currencies); risk management may
  may not fully offset the underlying      protect against losses if management's   include management of the Portfolio's exposure
  positions and this could result in       analysis proves correct                  relative to its benchmark; the Portfolio may
  losses to the Portfolio that would not - Derivatives that involve leverage        also use derivatives in an effort to produce
  have otherwise occurred                  could generate substantial gains at      increased income and gain
- Derivatives used for risk management     low cost                               - The Portfolio only establishes hedges that it
  or to increase the Portfolio's gain                                               expects will be highly correlated with
  may not have the intended effects                                                 underlying positions
  and may result in losses or missed                                              - While the Portfolio may use derivatives that
  opportunities                                                                     incidentally involve leverage, it does not use
- The counterparty to a derivatives                                                 them for the specific purpose of leveraging its
  contract could default                                                            portfolio
- Derivatives that involve leverage
  could magnify losses
- Certain types of derivatives involve
  costs to the Portfolio which can
  reduce returns
- Derivatives may, for tax purposes,
  affect the character of gain and loss
  realized by the Portfolio, accelerate
  recognition of income to the Portfolio,
  affect the holding period of the
  Portfolio's assets and defer recognition
  of certain of the Portfolio's losses


(1) Under the 1940 Act, a Portfolio may not own more than 3% of the outstanding voting stock of another investment company. Additionally, the Portfolio's aggregate investments in other investment companies are restricted as follows: no more than 5% of the Portfolio's total assets when the Portfolio invests in another investment company; and no more than 10% of its total assets when the Portfolio invests in two or more investment companies.

(2) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.

POTENTIAL RISKS                          POTENTIAL REWARDS                        POLICIES TO BALANCE RISK AND REWARD
---------------------------------------  ---------------------------------------  -------------------------------------------------
SECURITIES LENDING
- When the Portfolio lends a security,   - The Portfolio may enhance income       - The adviser maintains a list of approved
  there is a risk that the loaned          through the investment of the            borrowers
  securities may not be returned if        collateral received from the borrower  - The Portfolio receives collateral equal to at
  the borrower or the lending agent                                                 least 100% of the current value of the
  defaults                                                                          securities loaned plus accrued interest
- The collateral will be subject to                                               - The lending agents indemnify the Portfolio
  the risks of the securities in                                                    against borrower default
  which it is invested                                                            - The adviser's collateral investment guidelines
                                                                                    limit the quality and duration of collateral
                                                                                    investment to minimize losses
                                                                                  - Upon recall, the borrower must return the
                                                                                    securities loaned within the normal settlement
                                                                                    period

MARKET CONDITIONS
- The Portfolio's share price and        - Stocks have generally outperformed     - Under normal circumstances, the Portfolio plans
  performance will fluctuate in            more stable investments (such as         to remain fully invested in accordance with its
  response to stock and/or bond            bonds and cash equivalents) over         policies, and may invest uninvested cash in
  market movements                         the long term                            affiliated money market funds, equity
- Adverse market conditions may from                                                securities may include common stocks,
  time to time cause the Portfolio to                                               convertible securities, preferred stocks,
  take temporary defensive positions                                                depositary receipts (such as American
  that are inconsistent with its                                                    Depositary Receipts and European Depositary
  principal investment strategies and                                               Receipts) trust or partnership interests,
  may hinder the Portfolio from                                                     warrants, rights and investment company
  achieving its investment objective                                                securities
- The Portfolio is non-diversified,                                               - The Portfolio seeks to limit risk and enhance
  which means that a relatively high                                                performance through active management and
  percentage of the Portfolio's assets                                              diversification
  may be invested in a limited                                                    - During severe market downturns, the Portfolio
  number of issuers. Therefore,                                                     has the option of investing up to 100% of its
  its performance may be more                                                       Assets in high quality short-term instruments
  vulnerable to changes in the market
  value of a single issuer or a group
  of issuers

MANAGEMENT CHOICES
- The Portfolio could underperform its   - The Portfolio could outperform its     - The adviser focuses its active management on
  benchmark due to its securities and      benchmark due to these same choices      securities selection, the area where it
  asset allocation choices                                                          believes its commitment to research can most
                                                                                    enhance returns and manage risks in a
                                                                                    consistent way

FOREIGN INVESTMENTS
- Currency exchange rate movements       - Favorable exchange rate movements      - The Portfolio anticipates that total
  could reduce gains or create             could generate gains or reduce losses    foreign investments will not exceed
  losses                                 - Foreign investments, which represent     20% of total assets
- The Portfolio could lose money           a major portion of the world's         - The Portfolio actively manages the currency
  because of foreign government            securities, offer attractive             exposure of its foreign investments relative to
  actions, political instability,          potential performance and                its benchmark, and may hedge back into the U.S.
  or lack of adequate and accurate         opportunities for diversification        dollar from time to time (see also
  information                            - Emerging markets can offer higher        "Derivatives"); these currency management
- Currency and investment risks            returns                                  techniques may not be available for certain
  tend to be higher in emerging                                                     emerging markets investments
  markets; these markets also
  present higher liquidity and
  valuation risks

ILLIQUID HOLDINGS
- The Portfolio could have difficulty    - These holdings may offer more          - The Portfolio may not invest more than 15% of
  valuing these holdings precisely         attractive yields or potential growth     net assets in illiquid holdings
- The Portfolio could be unable to sell    than comparable widely traded          - To maintain adequate liquidity to meet
  these holdings at the time or price      securities                               redemptions, the Portfolio may hold high
  it desires                                                                        quality short-term securities (including
                                                                                    repurchase agreements) and, for temporary or
                                                                                    extraordinary purposes, may borrow from banks
                                                                                    up to 33 1/3% of the value of its total assets
                                                                                    including drawing on a line of credit

                                     PART B

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

                                                                          PAGE
          Portfolio History                                                B-1
          Description of the Portfolio and Its Investments and Risks       B-1
          Management of the Portfolio                                     B-20
          Control Persons and Principal Holders of Securities             B-25
          Investment Advisory and Other Services                          B-25
          Brokerage Allocation and Other Practices                        B-29
          Capital Stock and Other Securities                              B-31
          Purchase, Redemption and Pricing of Securities                  B-32
          Taxation of the Portfolio                                       B-33
          Underwriters                                                    B-34
          Calculation of Performance Data                                 B-34
          Financial Statements                                            B-34

ITEM 10.  PORTFOLIO HISTORY.

         The Portfolio is a series of JPMorgan Trust I ("Trust"), an open-end, management investment company formed as a statutory trust under the laws of the State of Delaware on November 12, 2004. The Portfolio is the successor to Growth and Income Portfolio ("Predecessor Fund"), which operated as a series of another legal entity prior to reorganizing and redomiciling as series of J.P. Morgan Mutual Fund Series ("JPMMFS") on February 19, 2005. Prior to February 19, 2005, the Portfolio operated as Growth and Income Portfolio, a trust organized under the laws of the State of New York on December 15, 1992.

         On January 20, 2005, shareholders of the Predecessor Fund approved an Agreement and Plan of Reorganization and Redomiciliation ("Shell Reorganization Agreement") between the Predecessor Fund and JPMMFS, on behalf of the Portfolio. Pursuant to the Shell Reorganization Agreement, the Predecessor Fund was reorganized into the corresponding series of JPMMFS effective after the close of business on February 18, 2005 ("Closing Date"). With respect to events that occurred or payments that were made prior to the Closing Date, any reference to the Portfolio in this Part B prior to the Closing Date refers to the Predecessor Fund.

         On January 20, 2005, shareholders of JPMMFS approved the redomiciliation of JPMMFS as a Delaware statutory trust to be called "JPMorgan Trust I" ("Redomiciliation"). The Redomiciliation took place after the close of business on the Closing Date, at which time the Portfolio became a series of JPMorgan Trust I. The Redomiciliation was effective after the reorganization pursuant to the Shell Reorganization Agreement.

         For ease of reference, throughout this Part B, the Board of Trustees of the Trust and the Board of Trustees of the Predecessor Fund are referred to herein collectively as the "Board of Trustees."

ITEM 11. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

         Part A sets forth the investment objective and various investment strategies of the Portfolio. This Part B supplements and should be read in conjunction with the related section of Part A. For descriptions of the securities ratings of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's") and Fitch Investors Service, Inc. ("Fitch"), see Appendix A.

INVESTMENT POLICIES AND RESTRICTIONS.

         The Portfolio may engage in the following investment policies, when consistent with the Portfolio's overall objective and strategies.

         U.S. Government Securities. U.S. Government Securities include (1) U.S. Treasury obligations, which generally differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years); and (2) obligations issued or guaranteed by U.S. government agencies and instrumentalities that are supported by any of the following:

(a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow any amount listed to a specific line of credit from the U.S. Treasury,
(c) discretionary authority of the U.S. government to purchase certain obligations of the U.S. government agency or instrumentality or (d) the credit of the agency or instrumentality. Agencies and instrumentalities of the U.S. government include but are not limited to: Federal Land Banks, Federal Financing Banks, Banks for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, United States Postal Service, Small Business Administration, Tennessee Valley Authority and any other enterprise established or sponsored by the U.S. government. Certain U.S. government securities, including U.S. Treasury bills, notes and bonds, Government National Mortgage Association certificates and Federal Housing Administration debentures, are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government sponsored enterprises and are not supported by the full faith and credit of the United States. These securities include obligations that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Banks, and obligations that are supported by the creditworthiness of the particular instrumentality, such as obligations of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

         In addition, certain U.S. government agencies and instrumentalities issue specialized types of securities, such as guaranteed notes of the Small Business Administration, Federal Aviation Administration, Department of Defense, Bureau of Indian Affairs and Private Export Funding Corporation, which often provide higher yields than are available from the more common types of government-backed instruments. However, such specialized instruments may only be available from a few sources, in limited amounts, or only in very large denominations; they may also require specialized capability in portfolio servicing and in legal matters related to government guarantees. While they may frequently offer attractive yields, the limited-activity markets of many of these securities means that, if the Portfolio were required to liquidate any of them, it might not be able to do so advantageously; accordingly, the Portfolio investing in such securities normally holds such securities to maturity or pursuant to repurchase agreements, and would treat such securities (including repurchase agreements maturing in more than seven days) as illiquid for purposes of its limitation on investment in illiquid securities.

    BANK OBLIGATIONS. The Portfolio may invest in bank obligations. Bank obligations include negotiable certificates of deposit, bankers' acceptances, fixed time deposits and deposit notes. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international transaction. The borrower is liable for payment, as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of the U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market; there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Fixed time deposits subject to withdrawal penalties and with respect to which the Portfolio cannot realize the proceeds thereon within seven days are deemed "illiquid" for the purposes of its restriction on investments in illiquid securities. Deposit notes are notes issued by commercial banks which generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years. Investments in bank obligations are limited to those of U.S. banks (including their foreign branches) which have assets at the time of purchase in excess of $1 billion and the deposits of which are insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation and foreign banks (including their U.S. branches) having total assets in excess of $1 billion (or the equivalent in other currencies), and such other U.S. and foreign commercial banks which are judged by the adviser to meet comparable credit standing criteria.

    The Portfolio will not invest in obligations for which the Adviser, or any of their affiliated persons, is the ultimate obligor or accepting bank.

         Foreign Securities. For purposes of the Portfolio's investment policies, the issuer of a security may be deemed to be located in a particular country if (i) the principal trading market for the security is in such country,
(ii) the issuer is organized under the laws of such country or (iii) the issuer derives at least 50% of its revenues or profits from such country or has at least 50% of its assets situated in such country.

         Depositary Receipts. Foreign investments may be made directly in securities of foreign issuers or in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs") or other similar securities of foreign issuers. ADRs are securities, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. ADRs include American Depositary Shares and New York Shares. EDRs are receipts issued by a European financial institution. GDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are securities, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. ADRs, EDRs, GDRs and CDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt's underlying security. The Portfolio may invest its Assets in securities of multinational companies in the form of American Depositary Receipts or other similar securities representing securities of foreign issuers, such as European Depositary Receipts, Global Depositary Receipts (collectively, "Depositary Receipts"). The Portfolio treats Depositary Receipts as interests in the underlying securities for purposes of its investment policies.

        Holders of an unsponsored depositary receipt generally bear all costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities.

         Obligations of Supranational Entities. The Portfolio may invest in obligations of supranational entities designated or supported by governmental entities to promote economic reconstruction or development and of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the European Coal and Steel Community, the Asian Development Bank and the Inter-American Development Bank. Each supranational entity's lending activities are limited to a percentage of its total capital (including "callable capital" contributed by its governmental members at the entity's call), reserves and net income. There is no assurance that participating governments will be able or willing to honor their commitments to make capital contributions to a supranational entity.

         Money Market Instruments. The Portfolio may invest in cash or high-quality, short-term money market instruments. These may include U.S. government securities, commercial paper of domestic and foreign issuers and obligations of domestic and foreign banks. Investments in foreign money market instruments may involve certain risks associated with foreign investment.

         Corporate Reorganizations. In general, securities that are the subject of a tender or exchange offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or proposal. The increased market price of these securities may also discount what the stated or appraised value of the security would be if the contemplated action were approved or consummated. These investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of these contingencies requires unusually broad knowledge and experience on the part of the Adviser that must appraise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction, but also the financial resources and business motivation of the offeror as well as the dynamics of the business climate when the offer or proposal is in progress. Investments in reorganization securities may tend to increase the turnover ratio of the Portfolio and increase its brokerage and other transaction expenses.

         Warrants and Rights. The Portfolio may invest in common stock warrants that entitle the holder to buy common stock from the issuer of the warrant at a specific price (the "strike price") for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock.

         Rights are similar to warrants but normally have a shorter duration and are distributed directly by the issuers to shareholders.

         Warrants and rights generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. Warrants and rights will expire without value if they are not exercised on or prior to the expiration date.

         Commercial Paper. The Portfolio may invest in commercial paper. Commercial paper is defined as short term obligations with maturities from 1 to 270 days issued by banks, corporations, or other borrowers to investors with temporary idle cash. Commercial paper includes master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and the adviser acting as agent, for no additional fee. The monies loaned to the borrower come from accounts managed by the adviser or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Adviser has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand which is continuously monitored by the adviser. Since master demand obligations typically are not rated by credit rating agencies, the Portfolio may invest in such unrated obligations only if at the time of an investment the obligation is determined by the adviser to have a credit quality which satisfies the Portfolio's quality restrictions. Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio does not have any specific percentage limitation on investments in master demand obligations. It is possible that the issuer of a master demand obligation could be a client of an affiliate of the adviser to whom such affiliate, in its capacity as a commercial bank, has made a loan.

         Investment-Grade Debt Securities. The Portfolio may invest in investment-grade debt securities. Investment grade debt securities are securities rated in the categories BBB or higher by Standard & Poor's Corporation ("S&P"), or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or the equivalent by another national rating organization, or, if unrated, determined by the Adviser to be of comparable quality.

         Repurchase Agreements. The Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the Adviser's credit guidelines. The Portfolio will enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers believed creditworthy, and only if fully collateralized by securities in which the Portfolio is permitted to invest. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short; from overnight to one week, and at no time will the Portfolio invests in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the custodian. Repurchase agreements are considered under the Investment Company Act of 1940, as amended (the "1940 Act") to be loans collateralized by the underlying securities. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by the Portfolio, but would only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. Repurchase agreements maturing in more than seven days are treated as illiquid for purposes of the Portfolio's restrictions on purchases of illiquid securities.

         Forward Commitments. In order to invest the Portfolio's Assets immediately, while awaiting delivery of securities purchased on a forward commitment basis, short-term obligations that offer same-day settlement and earnings will normally be purchased. When a commitment to purchase a security on a forward commitment basis is made, procedures are established consistent with the General Statement of Policy of the Securities and Exchange Commission concerning such purchases. Since that policy currently recommends that an amount of the Portfolio's Assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, a separate account of the Portfolio consisting of cash or liquid securities equal to the amount of the Portfolio's commitments securities will be established at the Portfolio's custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash, cash equivalents or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Portfolio.

         Although it is not intended that such purchases would be made for speculative purposes, purchases of securities on a forward commitment basis may involve more risk than other types of purchases. Securities purchased on a forward commitment basis and the securities held in the Portfolio's portfolio are subject to changes in value based upon the public's perception of the issuer and changes, real or anticipated, in the level of interest rates. Purchasing securities on a forward commitment basis can involve the risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. On the settlement date of the forward commitment transaction, the Portfolio will meet its obligations from then available cash flow, sale of securities held in the separate account, sale of other securities or, although it would not normally expect to do so, from sale of the forward commitment securities themselves (which may have a value greater or lesser than the Portfolio's payment obligations). The sale of securities to meet such obligations may result in the realization of capital gains or losses. Purchasing securities on a forward commitment basis can also involve the risk of default by the other party on its obligation, delaying or preventing the Fund from recovering the collateral or completing the transaction.

         To the extent the Portfolio engages in forward commitment transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage.

         Floating and Variable Rate Securities; Participation Certificates. The Portfolio may invest in floating rate securities, whose interest rates adjust automatically whenever a specified interest rate changes, and variable rate securities, whose interest rates are periodically adjusted. Certain of these instruments permit the holder to demand payment of principal and accrued interest upon a specified number of days' notice from either the issuer or a third party. As a result of the floating or variable rate nature of these investments, the Portfolio's yields may decline, and they may forego the opportunity for capital appreciation during periods when interest rates decline; however, during periods when interest rates increase, the Portfolio's yields may increase, and they may have reduced risk of capital depreciation. Demand features on certain floating or variable rate securities may obligate the Portfolio to pay a "tender fee" to a third party. Demand features provided by foreign banks involve certain risks associated with foreign investments.

         The Adviser has been instructed by the Board of Trustees to monitor on an ongoing basis the pricing, quality and liquidity of the floating and variable rate securities held by the Portfolio, including Participation Certificates described hereafter, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Portfolio may subscribe. Although these instruments may be sold by the Portfolio, it is intended that they be held until maturity.

         Past periods of high inflation, together with the fiscal measures adopted to attempt to deal with it, have seen wide fluctuations in interest rates, particularly "prime rates" charged by banks. While the value of the underlying floating or variable rate securities may change with changes in interest rates generally, the floating or variable rate nature of the underlying floating or variable rate securities should minimize changes in value of the instruments. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed rate securities. The Portfolio's portfolio may contain floating or variable rate securities on which stated minimum or maximum rates, or maximum rates set by state law, limit the degree to which interest on such floating or variable rate securities may fluctuate; to the extent it does, increases or decreases in value may be somewhat greater than would be the case without such limits. Because the adjustment of interest rates on the floating or variable rate securities is made in relation to movements of the applicable banks' "prime rates" or other short-term rate adjustment indices, the floating or variable rate securities are not comparable to long-term fixed rate securities. Accordingly, interest rates on the floating or variable rate securities may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities. Demand features provided by foreign banks involve certain risks associated with foreign investments.

         The securities in which the Portfolio may be invested include participation certificates issued by a bank, insurance company or other financial institution in securities owned by such institutions or affiliated organizations ("Participation Certificates"). A Participation Certificate gives the Portfolio an undivided interest in the security in the proportion that the Portfolio's participation interest bears to the total principal amount of the security and generally provides the demand feature described below. Each Participation Certificate is backed by an irrevocable letter of credit or guaranty of a bank (which may be the bank issuing the Participation Certificate, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the Participation Certificate) or insurance policy of an insurance company that the Board of Trustees has determined meets the prescribed quality standards for the Portfolio.

         The Portfolio may have the right to sell the Participation Certificate back to the institution and draw on the letter of credit or insurance on demand after the prescribed notice period, for all or any part of the full principal amount of the Portfolio's participation interest in the security, plus accrued interest. The institutions issuing the Participation Certificates would retain a service and letter of credit fee and a fee for providing the demand feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the Participation Certificates were purchased by the Portfolio. The total fees would generally range from 5% to 15% of the applicable prime rate or other short-term rate index. With respect to insurance, the Portfolio will attempt to have the issuer of the participation certificate bear the cost of any such insurance, although the Portfolio retains the option to purchase insurance if deemed appropriate. Obligations that have a demand feature permitting the Portfolio to tender the obligation to a foreign bank may involve certain risks associated with foreign investment. The Portfolio's ability to receive payment in such circumstances under the demand feature from such foreign banks may involve certain risks such as future political and economic developments, the possible establishments of laws or restrictions that might adversely affect the payment of the bank's obligations under the demand feature and the difficulty of obtaining or enforcing a judgment against the bank.

         The Portfolio may also invest in certificates of indebtedness or safekeeping which are documentary receipts for documentary receipts for original securities held in custody by others. As a result of the floating or variable rate nature of Participation Certificates and certificates of indebtedness or safekeeping, the Portfolio's yields may decline; however, during periods when interest rates increase, the Portfolio's yields may increase, and they may have reduced risk of capital depreciation. The demand feature on certain floating or variable rate securities may obligate the Portfolio to pay a "tender fee" to a third party.

         Borrowings. The Portfolio may borrow money from banks for temporary or short-term purposes. But, the Portfolio may not borrow money to buy additional securities, which is known as "leveraging."

         Reverse Repurchase Agreements. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price reflecting the interest rate effective for the term of the agreement. For purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, a form of leverage. Leverage may cause any gains or losses for the Portfolio to be magnified. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, except for liquidity purposes, will enter into a reverse repurchase agreement only when the expected return from the Portfolio the investment of the proceeds is greater than the expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period, which exceeds the duration of the reverse repurchase agreement. The Portfolio would be required to pay interest on amounts obtained through reverse repurchase agreements, which are considered borrowings under federal securities laws. The repurchase price is generally equal to the original sales price plus interest. Reverse repurchase agreements are usually for seven days or less and cannot be repaid prior to their expiration dates. The Portfolio will establish and maintain with the custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the portfolio securities transferred may decline below the price at which the Portfolio is obliged to purchase the securities. All forms of borrowing (including reverse repurchase agreements, mortgage dollar roll and securities lending) are limited in the aggregate and may not exceed 33 1/3% of the Portfolio's total assets.

         Investment Company Securities. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the Investment Company Act of 1940, as amended (the "1940 Act"), and consistent with its investment objective and strategies. These limits require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of the Portfolio's total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations. The Securities and Exchange Commission ("SEC") has granted an exemptive order permitting the Portfolio to invest its uninvested cash in any affiliated money market funds. The order sets the following conditions: (1) the Portfolio may invest in one or more of the permitted money market funds up to an aggregate limit of 25% of its Assets; and (2) the Adviser will waive and/or reimburse its advisory fee from the Portfolio in an amount sufficient to offset any doubling up of investment advisory, administrative and shareholder servicing fees.

         Zero Coupon, Payment-in-Kind and Stripped Obligations. The principal and interest components of U.S. Treasury bonds with remaining maturities of longer than ten years are eligible to be traded independently under the Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. Under the STRIPS program, the principal and interest components are separately issued by the U.S. Treasury at the request of depository financial institutions, which then trade the component parts separately. The interest component of STRIPS may be more volatile than that of U.S. Treasury bills with comparable maturities. The risk is greater when the period to maturity is longer.

         The Portfolio may invest in stripped obligations. In addition, the Portfolio may invest up to 20% of its total Assets in stripped obligations only where the underlying obligations are backed by the full faith and credit of the U.S. government.

         Equity Securities. The equity securities in which the Portfolio may invest may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

         Preferred stock are securities that represent an ownership interest in a corporation and that give the owner a prior claim over common stock on the corporation's earnings or assets.

         The convertible securities in which the Portfolio may invest include any debt securities or preferred stock, which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Portfolio may not acquire any illiquid securities if, as a result thereof, more than 15% of its net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as commercial obligations issued in reliance on the so-called "private placement" exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act"), and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by a Fund. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

         The Portfolio may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Adviser and approved by the Trustees. The Trustees will monitor the Adviser's implementation of these guidelines on a periodic basis.

         As to illiquid investments, the Portfolio is subject to a risk that should the Fund decide to sell them when a ready buyer is not available at a price the Fund deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the 1933 Act, before it may be sold, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.

         Stand-By Commitments. In a put transaction, the Portfolio acquires the right to sell a security at an agreed upon price within a specified period prior to its maturity date, and a stand-by commitment entitles the Portfolio to same-day settlement and to receive an exercise price equal to the amortized cost of the underlying security plus accrued interest, if any, at the time of exercise. Stand-by commitments are subject to certain risks, which include the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, the fact that the commitment is not marketable by the Portfolio, and that the maturity of the underlying security will generally be different from that of the commitment. A put transaction will increase the cost of the underlying security and consequently reduce the available yield.

         Loans of Portfolio Securities. The Portfolio may lend its securities if such loans are secured continuously by cash collateral in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances before entering into such an agreement, including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Adviser or the Distributor, unless otherwise permitted by applicable law. The voting rights with respect to loaned securities may pass with the lending of the securities, but the Board of Trustees is entitled to call loaned securities to vote proxies, or otherwise obtain rights to vote or consent with respect to a material event affecting securities on loan, when the Board believes it necessary to vote. All forms of borrowing (including reverse repurchase agreements and securities lending) are limited in the aggregate and may not exceed 33 1/3% of the Portfolio's total Assets.

    There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

         Real Estate Investment Trusts. The Portfolio may invest in shares of real estate investment trusts ("REITs"), which are pooled investment vehicles which invest primarily in income-producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs or mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. The value of equity trusts will depend upon the value of the underlying properties, and the value of mortgage trusts will be sensitive to the value of the underlying loans or interests.

         INTERFUND LENDING. To satisfy redemption requests or to cover unanticipated cash shortfalls, the Portfolio may enter into lending agreements ("Interfund Lending Agreements") under which the Portfolio would lend money and borrow money for temporary purposes directly to and from each other through a credit facility ("Interfund Loan"), subject to meeting the conditions of an SEC exemptive order permitting such interfund lending. The Portfolio may not borrow more than the lesser of the amount permitted by Section 18 of the 1940 Act or the amount permitted by its investment limitations. All Interfund Loans will consist only of uninvested cash reserves that the Portfolio otherwise would invest in short-term repurchase agreements or other short-term instruments.

         If a Portfolio has outstanding borrowings, any Interfund Loans to the Portfolio (a) will be at an interest rate equal to or lower than any outstanding bank loan, (b) will be secured at least on an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding bank loan that requires collateral, (c) will have a maturity no longer than any outstanding bank loan (and in any event not over seven days), and (d) will provide that, if an event of default occurs under any agreement evidencing an outstanding bank loan to the Portfolio, the event of default will automatically (without need for action or notice by the lending fund) constitute an immediate event of default under the Interfund Lending Agreement entitling the lending fund to call the Interfund Loan (and exercise all rights with respect to any collateral) and that such call will be made if the lending bank exercises its right to call its loan under its agreement with the borrowing fund.

         The Portfolio may make an unsecured borrowing through the credit facility if its outstanding borrowings from all sources immediately after the interfund borrowing total 10% or less of its total assets; provided, that if the Portfolio has a secured loan outstanding from any other lender, including but not limited to another fund, the Portfolio's interfund borrowing will be secured on at least an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding loan that requires collateral. If the Portfolio's total outstanding borrowings immediately after an interfund borrowing would be greater than 10% of its total assets, the Portfolio may borrow through the credit facility on a secured basis only. the Portfolio may not borrow through the credit facility or from any other source if its total outstanding borrowings immediately after the interfund borrowing would exceed the limits imposed by Section 18 of the 1940 Act.

         No fund may lend to another fund through the interfund lending credit facility if the loan would cause its aggregate outstanding loans through the credit facility to exceed 15% of the lending fund's net assets at the time of the loan. A fund's Interfund Loans to any one fund shall not exceed 5% of the lending fund's net assets. The duration of Interfund Loans is limited to the time required to receive payment for securities sold, but in no event more than seven days. Loans effected within seven days of each other will be treated as separate loan transactions for purposes of this condition. Each Interfund Loan may be called on one business day's notice by a lending fund and may be repaid on any day by a borrowing fund.

         The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. However, no borrowing or lending activity is without risk. When a fund borrows money from another fund, there is a risk that the loan could be called on one day's notice or not renewed, in which case the fund may have to borrow from a bank at higher rates if an Interfund Loan were not available from another fund. A delay in repayment to a lending fund could result in a lost opportunity or additional borrowing costs.

ADDITIONAL POLICIES REGARDING DERIVATIVE AND RELATED TRANSACTIONS.

         Introduction. As explained more fully below, the Portfolio may employ derivative and related instruments as tools in the management of portfolio Assets. Put briefly, a "derivative" instrument may be considered a security or other instrument which derives its value from the value or performance of other instruments or assets, interest or currency exchange rates, or indexes. For instance, derivatives include futures, options, forward contracts, structured notes and various over-the-counter instruments.

         Like other investment tools or techniques, the impact of using derivatives strategies or similar instruments depends to a great extent on how they are used. Derivatives are generally used by portfolio managers in three ways: First, to reduce risk by hedging (offsetting) an investment position. Second, to substitute for another security, particularly where it is quicker, easier and less expensive to invest in derivatives. Lastly, to speculate or enhance portfolio performance. When used prudently, derivatives can offer several benefits, including easier and more effective hedging, lower transaction costs, quicker investment and more profitable use of portfolio Assets. However, derivatives also have the potential to significantly magnify risks, thereby leading to potentially greater losses for the Portfolio.

         The Portfolio may invest its Assets in derivative and related instruments subject only to the Portfolio's investment objective and policies and the requirement that the Portfolio maintain segregated accounts consisting of cash or other liquid assets (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset so as to avoid leveraging the Portfolio.

         The value of some derivative or similar instruments in which the Portfolio may invest may be particularly sensitive to changes in prevailing interest rates or other economic factors, and, like other investments of the Portfolio, the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. If the Adviser inaccurately forecasts such factors and has taken positions in derivative or similar instruments contrary to prevailing market trends, the Portfolio could be exposed to the risk of a loss. The Portfolio might not employ any or all of the strategies described herein, and no assurance can be given that any strategy used will succeed.

RISK FACTORS.

         Set forth below is an explanation of the various derivatives strategies and related instruments the Portfolio may employ along with risks or special attributes associated with them. This discussion is intended to supplement Part A as well as provide useful information to prospective investors.

         As explained more fully below and in the discussions of particular strategies or instruments, there are a number of risks associated with the use of derivates and related instruments. No assurance can be given that any strategy will succeed.

         The value of certain derivatives or related instruments in which the Portfolio may invest may be particularly sensitive to changes in prevailing economic conditions and market value. The ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast these factors correctly. Inaccurate forecasts could expose the Portfolio to a risk of loss.

         There can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio Assets being hedged. An incorrect correlation could result in a loss on both the hedged Assets in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. This risk is particularly acute in the case of "cross-hedges" between currencies. The Adviser may inaccurately forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, the Portfolio may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains.

         The Portfolio is not required to use any hedging strategies, and strategies not involving hedging involve leverage and may increase the risk to the Portfolio. Certain strategies, such as yield enhancement, can have speculative characteristics and may result in more risk to the Portfolio than hedging strategies using the same instruments.

         There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day; once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist.

         Finally, over-the-counter instruments typically do not have a liquid market. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position.

Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions and forward contracts there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, the Portfolio may experience a loss. In transactions involving currencies, the value of the currency underlying an instrument may fluctuate due to many factors, including economic conditions, interest rates, governmental policies and market forces.

SPECIFIC USES AND STRATEGIES.

         Set forth below are explanations of various strategies involving derivatives and related instruments that may be used by the Portfolio.

         Options on Securities, Securities Indexes and Debt Instruments. The Portfolio may purchase, sell or exercise call and put options on (i) securities,
(ii) securities indexes, and (iii) debt instruments. Specifically, the Portfolio may (i) purchase, write and exercise call and put options on securities and securities indexes (including using options in combination with securities, other options or derivative instruments) and (ii) enter into swaps, futures contracts and options on futures contracts. The Portfolio may also (i) employ forward currency contracts and (ii) purchase and sell structured products, which are instruments designed to restructure or reflect the characteristics of certain other investments.

         Although in most cases these options will be exchange-traded, the Portfolio may also purchase, sell or exercise over-the-counter options. Over-the-counter options differ from exchange-traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller. As such, over-the-counter options generally have much less market liquidity and carry the risk of default or nonperformance by the other party.

         One purpose of purchasing put options is to protect holdings in an underlying or related security against a substantial decline in market value. One purpose of purchasing call options is to protect against substantial increases in prices of securities the Portfolio intends to purchase pending its ability to invest in such securities in an orderly manner. The Portfolio may also use combinations of options to minimize costs, gain exposure to markets or take advantage of price disparities or market movements. For example, the Portfolio may sell put or call options it has previously purchased or purchase put or call options it has previously sold. These transactions may result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. The Portfolio may write a call or put option in order to earn the related premium from such transactions. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of a similar option. The Portfolio will not write uncovered options.

         In addition to the general risk factors noted above, the purchase and writing of options involve certain special risks. During the option period, the Portfolio writing a covered call (i.e., where the underlying securities are held by the Portfolio) has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price.

         If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, the Portfolio may be unable to close out a position.

         Futures Contracts and Options on Futures Contracts. The Portfolio may purchase or sell (i) interest-rate futures contracts, (ii) futures contracts on specified instruments or indices, and (iii) options on these futures contracts ("futures options").

         The futures contracts and futures options may be based on various instruments or indices in which the Portfolio may invest such as foreign currencies, certificates of deposit, Eurodollar time deposits, securities indices, economic indices (such as the Consumer Price Indices compiled by the U.S. Department of Labor).

         Futures contracts and futures options may be used to hedge portfolio positions and transactions as well as to gain exposure to markets. For example, the Portfolio may sell a futures contract - or buy a futures option - to protect against a decline in value, or reduce the duration, of portfolio holdings. Likewise, these instruments may be used where the Portfolio intends to acquire an instrument or enter into a position. For example, the Portfolio may purchase a futures contract - or buy a futures option - to gain immediate exposure in a market or otherwise offset increases in the purchase price of securities or currencies to be acquired in the future. Futures options may also be written to earn the related premiums.

         When writing or purchasing options, the Portfolio may simultaneously enter into other transactions involving futures contracts or futures options in order to minimize costs, gain exposure to markets, or take advantage of price disparities or market movements. Such strategies may entail additional risks in certain instances. The Portfolio may engage in cross-hedging by purchasing or selling futures or options on a security or currency different from the security or currency position being hedged to take advantage of relationships between the two securities or currencies.

         Investments in futures contracts and options thereon involve risks similar to those associated with options transactions discussed above. The Portfolio will only enter into futures contracts or options on futures contracts which are traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system.

         Forward Contracts. The Portfolio may use foreign currency and interest-rate forward contracts for various purposes as described below.

         Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. The Portfolio that may invest in securities denominated in foreign currencies may, in addition to buying and selling foreign currency futures contracts and options on foreign currencies and foreign currency futures, enter into forward foreign currency exchange contracts to reduce the risks or otherwise take a position in anticipation of changes in foreign exchange rates. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be a fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. By entering into a forward foreign currency contract, the Portfolio "locks in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result, the Portfolio reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another. Transactions that use two foreign currencies are sometimes referred to as "cross-hedges."

         The Portfolio may enter into these contracts for the purpose of hedging against foreign exchange risk arising from the Portfolio's investments or anticipated investments in securities denominated in foreign currencies. The Portfolio may also enter into these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

         The Portfolio may also use forward contracts to hedge against changes in interest rates, increase exposure to a market or otherwise take advantage of such changes. An interest-rate forward contract involves the obligation to purchase or sell a specific debt instrument at a fixed price at a future date.

         Interest Rate and Currency Transactions. The Portfolio may employ currency and interest rate management techniques, including transactions in options (including yield curve options), futures, options on futures, forward foreign currency exchange contracts, currency options and futures and currency and interest rate swaps. The aggregate amount of the Portfolio's net currency exposure will not exceed the total net asset value of its portfolio. However, to the extent that the Portfolio is fully invested while also maintaining currency positions, it may be exposed to greater combined risk.

         The Portfolio will only enter into interest rate and currency swaps on a net basis, i.e., the two payment streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. Interest rate and currency swaps do not involve the delivery of securities, the underlying currency, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate and currency swaps is limited to the net amount of interest or currency payments that the Portfolio is contractually obligated to make. If the other party to an interest rate or currency swap defaults, the Portfolio's risk of loss consists of the net amount of interest or currency payments that the Portfolio is contractually entitled to receive. Since interest rate and currency swaps are individually negotiated, the Portfolio expects to achieve an acceptable degree of correlation between their portfolio investments and their interest rate or currency swap positions.

         The Portfolio may hold foreign currency received in connection with investments in foreign securities when it would be beneficial to convert such currency in U.S. dollars at a later date, based on anticipated changes in the relevant exchange rate.

         The Portfolio may purchase or sell without limitation as to a percentage of its assets forward foreign currency exchange contracts when the Adviser anticipates that the foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held by the Portfolio. In addition, the Portfolio may enter into forward foreign currency exchange contracts in order to protect against adverse changes in future foreign currency exchange rates. The Portfolio may engage in cross-hedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency if its Adviser believes that there is a pattern of correlation between the two currencies. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts will not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on the Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject the Portfolio to certain risks.

         The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, the Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices, and this will limit the Portfolio's ability to use such contract to hedge or cross-hedge its Assets. Also, with regard to the Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying the Portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio's Assets that are the subject of such cross-hedges are denominated.

         The Portfolio may enter into interest rate and currency swaps to the maximum allowed limits under applicable law. The Portfolio will typically use interest rate swaps to shorten the effective duration of its portfolio. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. Currency swaps involve the exchange of their respective rights to make or receive payments in specified currencies.

         Mortgage-Related Securities. The Portfolio may purchase mortgaged-backed securities-i.e., securities representing an ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage pool underlying mortgage-backed securities consists of mortgage loans evidenced by promissory notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on owner occupied and non-owner occupied one-unit to four-unit residential properties, multifamily (i.e., five or more) properties, agriculture properties, commercial properties and mixed use properties. The investment characteristics of adjustable and fixed rate mortgage-backed securities differ from those of traditional fixed income securities. The major differences include the payment of interest and principal on mortgage-backed securities on a more frequent (usually monthly) schedule and the possibility that principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. As a result, a faster than expected prepayment rate will reduce both the market value and the yield to maturity from those which were anticipated. A prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity and market value.

         Government National Mortgage Association mortgage-backed certificates ("Ginnie Maes") are supported by the full faith and credit of the United States. Certain other U.S. government securities, issued or guaranteed by federal agencies or government sponsored enterprises, are not supported by the full faith and credit of the United States, but may be supported by the right of the issuer to borrow from the U.S. Treasury. These securities include obligations of government sponsored enterprises such as the Federal Home Loan Mortgage Corporation ("Freddie Mac"). No assurance can be given that the U.S. government will provide financial support to these federal agencies, authorities, instrumentalities and government sponsored enterprises in the future.

         There are several types of guaranteed mortgage-backed securities currently available, including guaranteed mortgage pass-through certificates and multiple class securities, which include guaranteed real estate mortgage investment conduit certificates ("REMIC Certificates") and other collateralized mortgage obligations ("CMOs").

         Mortgage pass-through securities are fixed or adjustable rate mortgage-backed securities which provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees or other amounts paid to any guarantor, administrator and/or servicer of the underlying mortgage loans.

         Multiple class securities include CMOs and REMIC Certificates issued by U.S. government agencies, instrumentalities and sponsored enterprises (such as and the Federal National Mortgage Association ("Fannie Mae") and Freddie Mac) or by trusts formed by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. In general, CMOs are debt obligations of a legal entity that are collateralized by, and multiple class mortgage-backed securities represent direct ownership interests in, a pool of mortgage loans or mortgaged-backed securities, the payments on which are used to make payments on the CMOs or multiple class mortgage-backed securities.

         Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. The Funds do not intend to purchase residual interests in REMICs. The REMIC Certificates represent beneficial ownership interests in a REMIC trust, generally consisting of mortgage loans or Fannie Mae, Freddie Mac or Ginnie Mae guaranteed mortgage-backed securities (the "Mortgage Assets"). The obligations of Fannie Mae and Freddie Mac under their respective guaranty of the REMIC Certificates are obligations solely of Fannie Mae and Freddie Mac, respectively.

         Each class of CMOs or REMIC Certificates, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final scheduled distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

         Mortgage Dollar Rolls Transactions. Under a mortgage "dollar roll," the Portfolio sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Portfolio forgoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Portfolio may only enter into covered rolls. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position which matures on or before the forward settlement date of the dollar roll transaction. At the time the Portfolio enters into a mortgage "dollar roll", it will establish a segregated account with its custodian bank in which it will maintain cash or liquid securities equal in value to its obligations in respect of dollar rolls, and accordingly, such dollar rolls will not be considered borrowings. Mortgage dollar rolls involve the risk that the market value of the securities the Portfolio is obligated to repurchase under the agreement may decline below the repurchase price. Also, these transactions involve some risk to the Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from completing the transaction. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Portfolio's use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio's investment restrictions. All forms of borrowing (including reverse repurchase agreements, mortgage dollar rolls and securities lending) are limited in the aggregated and may not exceed 33 1/3% of the Portfolio's total assets.

         Asset-Backed Securities. The Portfolio may invest in asset-backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle receivables or credit card receivables. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities. The asset-backed securities in which the Portfolio may invest are subject to the Portfolio's overall credit requirements. However, asset-backed securities, in general, are subject to certain risks. Most of these risks are related to limited interests in applicable collateral. For example, credit card debt receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts on credit card debt thereby reducing the balance due. Additionally, if the letter of credit is exhausted, holders of asset backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

         Collateralized securities are subject to certain additional risks, including a decline in the value of the collateral backing the security, failure of the collateral to generate the anticipated cash flow or in certain cases more rapid prepayment because of events affecting the collateral, such as accelerated prepayment of loans backing these securities or destruction of equipment subject to equipment trust certificates. In the event of any such prepayment, the Portfolio will be required to reinvest the proceeds of prepayments at interest rates prevailing at the time of reinvestment, which may be lower.

         Structured Products. The Portfolio may invest in interests in entities organized and operated solely for the purpose of restructuring the investment characteristics of certain other investments. This type of restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, or specified instruments (such as commercial bank loans) and the issuance by that entity of one or more classes of securities ("structured products") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to structured products is dependent on the extent of the cash flow on the underlying instruments. The Portfolio may invest in structured products that represent derived investment positions based on relationships among difference markets or asset classes.

         The Portfolio may also invest in other types of structured products, including, among others, inverse floaters, spread trades and notes linked by a formula to the price of an underlying instrument. Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate (which typically is determined by reference to an index rate, but may also be determined through a dutch auction or a remarketing agent or by reference to another security) (the "reference rate"). As an example, inverse floaters may constitute a class of CMOs with a coupon rate that moves inversely to a designated index, such as LIBOR (London Interbank Offered Rate) or the Cost of Funds Index. Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. A spread trade is an investment position relating to a difference in the prices or interest rates of two securities where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities. When the Portfolio invests in notes linked to the price of an underlying instrument, the price of the underlying security is determined by a multiple (based on a formula) of the price of such underlying security. A structured product may be considered to be leveraged to the extent its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. Because they are linked to their underlying markets or securities, investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. Total return on the structured product is derived by linking return to one or more characteristics of the underlying instrument. Because certain structured products of the type in which the Portfolio may invest may involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. The Portfolio may invest in a class of structured products that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products. Although the Portfolio's purchase of subordinated structured products would have similar economic effect to that of borrowing against the underlying securities, the purchase will not be deemed to be leverage for purposes of the Portfolio's fundamental investment limitation related to borrowing and leverage.

         Certain issuers of structured products may be deemed to be "investment companies" as defined in the 1940 Act. As a result, the Portfolio's investments in these structured products may be limited by the restrictions contained in the 1940 Act. Structured products are typically sold in private placement transactions and there currently is no active trading market for structured products. As a result, certain structured products in which the Portfolio invests may be deemed illiquid and subject to its restriction on illiquid investments.

         Investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security.

ADDITIONAL RESTRICTIONS ON THE USE OF FUTURES AND OPTIONS CONTRACTS.

         The Portfolio is not a "commodity pool" (i.e., a pooled investment vehicle which trades in commodity futures contracts and options thereon and the operator of which is registered with the CFTC) and the Portfolio will limit its use of futures contracts and options on futures contracts so that it will not be a "commodity pool operator" for purposes of the Federal commodities laws.

         When the Portfolio purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be deposited in a segregated account with the Portfolio's custodian or sub-custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

INVESTMENT RESTRICTIONS.

         The Portfolio has adopted the following investment restrictions which may not be changed without approval by a "majority of the outstanding shares" of the Portfolio which, as used herein, means the vote of the lesser of (i) 67% or more of the voting securities of Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of a Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of a Portfolio.

         Except as otherwise indicated herein, the Portfolio is not subject to any percentage limits with respect to the practices described below.

         Except for the investment policies designated as fundamental herein, the Portfolio's investment policies are not fundamental. In the event of a change in the Portfolio's investment objective where the investment objective is not fundamental, shareholders will be given at least 30 days' written notice prior to such a change.

         The Portfolio may not:

         (1) borrow money, except that the Portfolio may borrow money for temporary or emergency purposes, or by engaging in reverse repurchase transactions, in an amount not exceeding 33-1/3% of the value of its total assets at the time when the loan is made and may pledge, mortgage or hypothecate no more than one-third of its net assets to secure such borrowings. Any borrowings representing more than 5% of the Portfolio's total assets must be repaid before the Portfolio may make additional investments;

         (2) make loans to other persons, in accordance with the Portfolio's investment objectives and policies and to the extent permitted by applicable law [except that the Portfolio may: (i) purchase and hold debt instruments (including without limitation, bonds, notes, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with its investment objectives and policies; (ii) enter into repurchase agreements with respect to portfolio securities; and (iii) lend portfolio securities with a value not in excess of one-third of the value of its total assets];

         (3) purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, or repurchase agreements secured thereby) if, as a result, more than 25% of the Portfolio's total assets would be invested in the securities of companies whose principal business activities are in the same industry. Notwithstanding the foregoing, with respect to the Portfolio's permissible futures and options transactions in U.S. Government securities, positions in such options and futures shall not be subject to this restriction;

         (4) purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments but this shall not prevent the Portfolio from (i) purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities or (ii) engaging in forward purchases or sales of foreign currencies or securities;

         (5) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business). Investments by the Portfolio in securities backed by mortgages on real estate or in marketable securities of companies engaged in such activities are not hereby precluded;

         (6) issue any senior security (as defined in the 1940 Act), except that (i) the Portfolio may engage in transactions that may result in the issuance of senior securities to the extent permitted under applicable regulations and interpretations of the 1940 Act or an exemptive order; (ii) the Portfolio may acquire other securities, the acquisition of which may result in the issuance of a senior security, to the extent permitted under applicable regulations or interpretations of the 1940 Act; and (iii) subject to the restrictions set forth above, the Portfolio may borrow money as authorized by the 1940 Act. For purposes of this restriction, collateral arrangements with respect to permissible options and futures transactions, including deposits of initial and variation margin, are not considered to be the issuance of a senior security; or

         (7) underwrite securities issued by other persons except insofar as the Portfolio may technically be deemed to be an underwriter under the Securities Act of 1933 in selling a portfolio security.

     In addition, the Portfolio is subject to the following nonfundamental restrictions which may be changed without investor approval:

         (1) The Portfolio may not, with respect to 50% of its Assets, hold more than 10% of the outstanding voting securities of any issuer.

         (2) The Portfolio may not make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options, in the manner otherwise permitted by the investment restrictions, policies and investment program of the Portfolio. The Portfolio does not have the current intention of making short sales against the box.

         (3) The Portfolio may not purchase or sell interests in oil, gas or mineral leases.

         (4) The Portfolio may not invest more than 15% of its net assets in illiquid securities.

         (5) The Portfolio may not write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent (i) the writing, purchasing or selling of puts, calls or combinations thereof with respect to portfolio securities or (ii) with respect to the Portfolio's permissible futures and options transactions, the writing, purchasing, ownership, holding or selling of futures and options positions or of puts, calls or combinations thereof with respect to futures.

         (6) Except as specified above, the Portfolio may invest in securities of other investment companies, to the extent permitted by applicable federal securities law.

         In order to permit the sale of its beneficial interests in certain states and foreign countries, the Portfolio may make commitments more restrictive than the investment policies and limitations described above and in Part A. Should the Portfolio determine that any such commitment is no longer in its best interests, it will revoke the commitment by terminating sales of its beneficial interests in the state or country involved. In order to comply with certain regulatory policies, as a matter of operating policy, the Portfolio will not: (i) borrow money in an amount which would cause, at the time of such borrowing, the aggregate amount of borrowing by the Portfolio to exceed 10% of the value of the Portfolio's total assets, (ii) invest more than 10% of its total assets in the securities of any one issuer (other than obligations of the U.S. government, its agencies and instrumentalities), (iii) acquire more than 10% of the outstanding shares of any issuer and may not acquire more than 15% of the outstanding shares of any issuer together with other mutual funds managed by an affiliate of J.P. Morgan Chase & Co., (iv) invest more than 10% of its total assets in the securities of other investment companies, except as they might be acquired as part of a merger, consolidation or acquisition of assets, (v) invest more than 15% of its net assets in illiquid securities (which include securities restricted as to resale unless they are determined to be readily marketable in accordance with the procedures established by the Board of Trustees), (vi) grant privileges to purchase shares of the Portfolio to investors by issuing warrants, subscription rights or options, or other similar rights or (vii) sell, purchase or loan securities (excluding beneficial interests in the Portfolio) or grant or receive a loan or loans to or from the Adviser, corporate and domiciliary agent, or paying agent, the distributors and the authorized agents or any of their directors, officers or employees or any of their major shareholders (meaning a shareholder who holds, in his own or other name (as well as a nominee's name), more than 10% of the total issued and outstanding shares of stock of such company) acting as principal, or for their own account, unless the transaction is made within the other restrictions set forth above and either (a) at a price determined by current publicly available quotations, or (b) at competitive prices or interest rates prevailing from time to time on internationally recognized securities markets or internationally recognized money markets.

         If a percentage or rating restriction on investment or use of Assets set forth herein or in Part A is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Portfolio will not be considered a violation. If the value of the Portfolio's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.

ITEM 12. MANAGEMENT OF THE PORTFOLIO.

                                    TRUSTEES

         The names of the Trustees of the Portfolio, together with information regarding their year of birth, the year each Trustee became a Board member of the Trust, the year each Trustee first became a Board member of the Predecessor Fund (if applicable), principal occupations and other board memberships, including those in any company with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the 1940 Act, are shown below. The contact address for each of the Trustees is 522 Fifth Avenue, New York, NY 10036.

                                                                     NUMBER OF
     NAME (YEAR OF BIRTH);                                       PORTFOLIOS IN FUND
        POSITIONS WITH            PRINCIPAL OCCUPATIONS           COMPLEX OVERSEEN        OTHER DIRECTORSHIPS HELD
       THE FUNDS (SINCE)           DURING PAST 5 YEARS               BY TRUSTEE(1)          OUTSIDE FUND COMPLEX
       -----------------                  ------------           -------------------      ------------------------
INDEPENDENT TRUSTEES

WILLIAM J. ARMSTRONG             Retired; Vice President &                110              None.
(1941); Trustee of Trust since   Treasurer of Ingersoll-Rand
2005; Trustee of Predecessor     Company (manufacturer of
Fund since 1987.                 industrial equipment)
                                 (1972-2000).

ROLAND R. EPPLEY, JR.            Retired; President & Chief               110              Director, Janel Hydro, Inc.
(1932); Trustee of Trust since   Executive Officer, Eastern                                (automotive) (1993-present).
2005; Trustee of Predecessor     States Bankcard (1971-1988).
Fund since 1989.

JOHN F. FINN                     President and Chief                      110              Director, Cardinal Health, Inc
(1947); Trustee of Trust since   Executive Officer of                                      (CAH) (1994-present).
2005.                            Gardner, Inc. (wholesale
                                 distributor to outdoor power
                                 equipment industry)
                                 (1979-present).

DR. MATTHEW GOLDSTEIN            Chancellor of the City                   110              Trustee of Bronx-Lebanon
(1941); Trustee of Trust since   University of New York                                    Hospital Center (1992-present);
2005; Trustee of Predecessor     (1999-present); President,                                Director of New Plan Excel
Fund since 2003.                 Adelphi University (New                                   Realty Trust, Inc. (real estate
                                 York) (1998-1999).                                        investment trust)
                                                                                           (2000-present); Director of
                                                                                           Lincoln Center Institute for
                                                                                           the Arts in Education
                                                                                           (1999-present).

ROBERT J. HIGGINS (1945);        Retired; Director of                     110              Director of Providian Financial
Trustee of Trust since 2005;     Administration of the State                               Corp. (banking) (2002-present).
Trustee of Predecessor Fund      of Rhode Island (2003-2004);
since 2002.                      President - Consumer Banking
                                 and Investment Services Fleet
                                 Boston Financial (1971-2002).


                                      B-20

                                                                     NUMBER OF
     NAME (YEAR OF BIRTH);                                       PORTFOLIOS IN FUND
        POSITIONS WITH            PRINCIPAL OCCUPATIONS           COMPLEX OVERSEEN        OTHER DIRECTORSHIPS HELD
       THE FUNDS (SINCE)           DURING PAST 5 YEARS               BY TRUSTEE(1)          OUTSIDE FUND COMPLEX
       -----------------                  ------------           -------------------      ------------------------
PETER C. MARSHALL                Self-employed business                   110              None.
(1942); Trustee of Trust since   consultant (2002-present);
2005.                            Senior Vice President, W.D.
                                 Hoard, Inc. (corporate
                                 parent of DCI Marketing,
                                 Inc.) (2000-2002);
                                 President, DCI Marketing,
                                 Inc. (1992-2000).

MARILYN MCCOY                    Vice President of                        110              Director, Mather LifeWays
(1948); Trustee of Trust since   Administration and Planning,                              (1994-present); Director,
2005.                            Northwestern University                                   Carleton College (2003-present).
                                 (1985-present).

WILLIAM G. MORTON, JR. (1937);   Retired; Chairman Emeritus               110              Director of Radio Shack
Trustee of Trust since 2005;     (2001-2002), and Chairman                                 Corporation (electronics)
Trustee of Predecessor Fund      and Chief Executive Officer,                              (1987-present); Director of The
since 2003.                      Boston Stock Exchange (1985-                              National Football Foundation
                                 2001).                                                    and College Hall of Fame
                                                                                           (1994-present); Trustee of the
                                                                                           Berklee College of Music
                                                                                           (1998-present); Trustee of the
                                                                                           Stratton Mountain School
                                                                                           (2001-present).

ROBERT A. ODEN, JR. (1946);      President, Carleton College              110              Director, American University
Trustee of Trust since 2005.     (2002-present); President,                                in Cairo.
                                 Kenyon College (1995-2002).

FERGUS REID, III (1932);         Chairman of Lumelite                     110              Trustee of Morgan Stanley Funds
Trustee of Trust (Chairman)      Corporation (plastics                                     (209 portfolios) (1995-present).
since 2005; Trustee              manufacturing)
Predecessor Fund since 1987      (2003-present); Chairman and
(Chairman since 2001).           CEO of Lumelite Corporation
                                 (1985-2002).

FREDERICK W. RUEBECK             Advisor, Jerome P. Green &               110              Director, AMS Group
(1939); Trustee of Trust since   Associates, LLC                                           (2001-present); Director,
2005.                            (broker-dealer)                                           Wabash College (1988-present);
                                 (2002-present); Investment                                Trustee, Seabury-Western
                                 Officer, Wabash College                                   Theology Seminary
                                 (2004-present);                                           (1993-present); Chairman,
                                 self-employed consultant                                  Indianapolis Symphony Orchestra
                                 (January 2000 to present);                                Foundation (1994-present).
                                 Director of Investments,
                                 Eli Lilly and Company
                                 (1988-1999).

JAMES J. SCHONBACHLER (1943);    Retired; Managing Director               110              None.
Trustee of Trust since 2005;     of Bankers Trust Company
Trustee of Predecessor Fund      (financial services)
since 2001.                      (1968-1998).

INTERESTED TRUSTEE
LEONARD M. SPALDING, JR.*        Retired; Chief Executive                 110              None.
(1935); Trustee of Trust since   Officer of Chase Mutual
2005; Trustee of Predecessor     Funds (investment company)
Fund since 1998.                 (1989-1998); President &
                                 Chief Executive Officer of
                                 Vista Capital Management
                                 (investment management)
                                 (1990-1998); Chief Investment
                                 Executive of Chase Manhattan
                                 Private Bank (investment
                                 management) (1990-1998).


(1) A Fund Complex means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies. The JPMorgan Funds Complex for which the Board of Trustees includes seven registered investment companies (110 portfolios) as of the date of this Part B.

* Mr. Spalding is deemed to be an "interested person" due to his ownership of JPMorgan Chase stock.

         Each Trustee serves for an indefinite term, subject to the Trust's current retirement policy, which is age 73 for all Trustees, except Messrs. Reid and Eppley, for whom it is age 75. The Board of Trustees decides upon general policies and is responsible for overseeing the business affairs of the Trust.

STANDING COMMITTEES

        The Board of Trustees currently has four standing committees: the Audit, Valuation and Compliance, Governance, and Investment Committees. The Board does not have a Compensation Committee.

         The members of the Audit Committee are Messrs. Armstrong (Chair), Eppley, Finn, Higgins and Ruebeck. The purposes of the Audit Committee are to: (i) appoint and determine compensation of the Portfolio's independent accountants; (ii) evaluate the independence of the Portfolio's independent accountants; (iii) oversee the performance of the Portfolio's audit, accounting and financial reporting policies, practices and internal controls;
(iv) approve of non-audit services, as required by the statutes and regulations administered by the SEC, including the 1940 Act and the Sarbanes-Oxley Act of 2002; (v) oversee the quality and objectivity of the Portfolio's independent audit and the financial statements of the Portfolio;
(vi) determine the independence of the Portfolio's independent accountants; and (vii) to act as a liaison between the Portfolio's independent auditors and the full Board. The Audit Committee met four times during the fiscal year ended December 31, 2003.

          The members of the Valuation and Compliance Committee are Ms. McCoy (Chair) and Messrs. Oden, Schonbachler and Spaulding. The primary purposes of the Valuation and Compliance Committee are to (i) assist the Board in its oversight of the valuation of the Portfolio's securities by JPMIM, the adviser to the Portfolio, as well as any sub-adviser; (ii) oversee the Portfolio's compliance with legal and regulatory and contractual requirements and the Portfolio's compliance policies and procedures; and (iii) consider the appointment, compensation and removal of the Portfolio's Chief Compliance Officer. In instances in which the valuation procedures of the Portfolio require Board action, but it is impracticable or impossible to hold a meeting of the entire Board, the Committee will act in lieu of the full Board. The Valuation and Compliance Committee was consulted by management of the JPMorgan Funds on five occasions during the fiscal year ended December 31, 2003. Prior to February 19, 2005, the Valuation and Compliance Committee was known as the Valuation Committee.

          The members of the Governance Committee are Messrs. Reid (Chair), Goldstein, Marshall and Morton, who are each Independent Trustees of the JPMorgan Funds. The duties of the Governance Committee include, but are not limited to, (i) selection and nomination of persons for election or appointment as Trustees; (ii) periodic review of the compensation payable to the non-interested Trustees; (iii) establishment of non-interested Trustee expense policies; (iv) periodic review and evaluation of the functioning of the Board and its committees; (v) selection of independent legal counsel to the non-interested trustees and legal counsel to the Portfolio; (vi) oversight of ongoing litigation affecting the Portfolio, the Adviser or the non-interested trustees; (vii) oversight of regulatory issues or deficiencies affecting the Portfolio (except financial matters considered by the Audit Committee; and (viii) oversight and review of matters with respect to service providers to the Portfolio (except the Portfolio's auditors). The Governance Committee met once during the fiscal year ended December 31, 2003. When evaluating a person as a potential nominee to serve as an Independent Trustee, the Governance Committee may consider, among other factors, (i) whether or not the person is "independent" and whether the person is other wise qualified under applicable laws and regulations to serve as a Trustee; (ii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of an Independent Trustee; (iii) the contribution that the person can make to the Board and the JPMorgan Funds, with consideration being given to the person's business experience, education and such other factors as the Committee may consider relevant; (iv) the character and integrity of the person; (v) the desirable personality traits, including independence, leadership and the ability to work with the other members of the Board; and (vi) to the extent consistent with the 1940 Act, such recommendations from management as are deemed appropriate. The process of identifying nominees involves the consideration of candidates recommended by one or more of the following: current Independent Trustees, officers, shareholders and other sources that the Governance Committee deems appropriate. The Governance Committee will review nominees recommended to the Board by shareholders and will evaluate such nominees in the same manner as it evaluate nominees identified by the Governance Committee.

         Each member of the Board serves on the Investment Committee and Mr. Spalding acts as Chairperson. The Investment Committee has three sub-committees divided by asset type and different members of the Investment Committee serve on the sub-committee with respect to each asset type. For the Equity Funds, the sub-committee members are Messrs. Higgins (Chair), Finn and Morton and Ms. McCoy. For the Fixed Income Funds, the sub-committee members are Messrs. Ruebeck (Chair), Eppley, Oden and Schonbachler. For the Money Market Funds, the sub-committee members are Messrs. Goldstein (Chair), Armstrong and Marshall.
The function of the Investment Committee and its sub-committees is to assist the Board in the oversight of the investment management services provided by the Adviser to the Portfolio, as well as any sub-adviser to the Portfolio. The full Board may delegate to the Investment Committee from time to time the authority to make Board level decisions on an interim basis when it is impractical to convene a meeting of the full Board. The primary purpose of each sub-committee is to receive reports concerning investment management topics, concerns or exceptions with respect to particular Funds that the sub-committee is assigned to oversee, and to facilitates the understanding by the Committee and the Board of particular issues related to investment management of Funds reviewed by the sub-committee. The Investment Committee met once during the fiscal year ended December 31, 2003.

         The following table shows the dollar range of each Trustee's beneficial ownership as of December 31, 2004 in the Portfolio and each Trustee's aggregate ownership in any funds that the Trustee oversees in the Family of Investment Companies(1):

                                                                AGGREGATE
                                                              OWNERSHIP OF
                                                             ALL REGISTERED
                                                               INVESTMENT
                                                                COMPANIES
                                                               OVERSEEN BY
                                                               TRUSTEE IN
                                                                FAMILY OF
                                 OWNERSHIP OF                  INVESTMENT
NAME OF TRUSTEE                    PORTFOLIO                 COMPANIES(1)(2)
---------------            -------------------------    -------------------------
INDEPENDENT TRUSTEES
---------------------
William J. Armstrong                 None                   Over $100,000
Roland R. Eppley, Jr.                None                   Over $100,000
John F. Finn                         None                   Over $100,000

                                                              AGGREGATE
                                                            OWNERSHIP OF
                                                           ALL REGISTERED
                                                             INVESTMENT
                                                              COMPANIES
                                                             OVERSEEN BY
                                                             TRUSTEE IN
                                                             FAMILY OF
                                 OWNERSHIP OF                INVESTMENT
NAME OF TRUSTEE                   PORTFOLIO                COMPANIES(1)(2)
---------------            -------------------------  -------------------------
Dr. Matthew Goldstein            None                  $50,001 - $100,000
Robert J. Higgins                None                  None
Peter C. Marshall                None                  Over $100,000
Marilyn McCoy                    None                  Over $100,000
William G. Morton, Jr.           None                  None
Robert A. Oden, Jr.              None                  Over $100,000
Fergus Reid, III                 None                  Over $100,000
Frederick W. Ruebeck             None                  Over $100,000
James J. Schonbachler            None                  $50,001 - $100,000
INTERESTED TRUSTEE
Leonard M. Spalding, Jr.         None                  Over $100,000

------------------------------

(1) A Family of Investment Companies means any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services. The Family of Investment Companies for which the Board of Trustees serves includes seven registered investment companies as of the date of this SAI. As of December 31, 2004, the Family of Investment Companies consisted of 16 registered investment companies, including the former One Group Mutual Funds (now known as JPMorgan Trust II) (51 portfolios), One Group Investment Trust (nine portfolios) and 14 registered investment companies that comprised the "JPMorgan Funds" (70 portfolios).

         As of December 31, 2004, none of the independent Trustees or their immediate family members owned securities of the Adviser or JPMDS or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser or JPMDS.

         Each Trustee is currently paid an annual fee of $122,000 for serving as Trustee of the Portfolio and the JPMorgan Funds Complex. Each is reimbursed for expenses incurred in connection with service as a Trustee. For his services as Chairman of the Board of Trustees of the JPMorgan Funds Complex, Mr. Reid is paid an additional $130,000. For his services as Vice Chairman of the Board of Trustees of the JPMorgan Funds Complex, Mr. Marshall is paid an additional $41,000. Committee Chairmen (other than Messrs. Reid and Marshall who do not receive separate compensation for service as committee Chairmen) are paid an additional $40,000 for their services as committee Chairmen. Sub-Committee Chairmen (other than Messrs. Reid and Marshall who do not receive separate compensation for service as Chairmen of Sub-Committees) are paid an additional $20,000 for their services as Sub-Committee Chairmen. The Trustees may hold various other directorships unrelated to the JPMorgan Funds Complex. The Funds will bear expenses related to administrative and staffing services provided to the Chairman, in lieu of establishing an office of the Chairman, in the amount of $6,000 per month.

         Trustee aggregate compensation paid by the Portfolio and the JPMorgan Funds Complex for the calendar year ended December 31, 2004 are set forth below:


                                             TOTAL
                            OWNERSHIP     COMPENSATION
                             OF THE         PAID FROM
NAME OF TRUSTEE             PORTFOLIO    FUND COMPLEX(1)
---------------            -----------   ---------------
INDEPENDENT TRUSTEES
William J. Armstrong         $830            $160,000
Roland R. Eppley, Jr.         622             120,000
John F. Finn                    0                   0
Dr. Matthew Goldstein         622             120,000
Robert J. Higgins             622             120,000
Peter C. Marshall               0                   0
Marilyn McCoy                   0                   0
William G. Morton, Jr.        622             120,000
Robert A. Oden, Jr.             0                   0
Fergus Reid, III            1,297             250,000
Frederick W. Ruebeck            0                   0
James J. Schonbachler         622             120,000
INTERESTED TRUSTEE
Leonard M. Spalding, Jr.       67             160,000^

^ Includes $146,667 of deferred compensation.

(1) A Fund Complex means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies. The JPMorgan Funds Complex for which the Board of Trustees includes seven registered investment companies (110 portfolios) as of the date of this SAI. As of December 31, 2004, the Fund Complex consisted of 14 registered investment companies that comprised the "JPMorgan Funds" (70 portfolios). One Group Mutual Funds and One Group Investment Trust had not yet become part of the Fund Complex. As a result, former trustees of One Group Mutual Funds and One Group Investment Trust listed in this table as shown as having not been compensated by the Fund Complex for the calendar year ended December 31, 2004.

         The Trustees instituted a Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan") pursuant to which each Trustee (who is not an employee of the former Chase Vista Funds' adviser, administrator or distributor or any of their affiliates) may enter into agreements with such Funds whereby payment of the Trustees' fees are deferred until the payment date elected by the Trustee (or the Trustee's termination of service). The deferred amounts are deemed invested in shares of funds as elected by the Trustee at the time of deferral. If a deferring Trustee dies prior to the distribution of amounts held in the deferral account, the balance of the deferral account will be distributed to the Trustee's designated beneficiary in a single lump sum payment as soon as practicable after such deferring Trustee's death. Messrs. Eppley and Spalding are the only Trustees who currently are deferring compensation under such plan. Mr. Spalding has also deferred receipt of compensation received prior to February 22, 2001 which was previously deferred under a Retirement Plan for Eligible Trustees that was terminated as of that date. Notwithstanding anything to the contrary above, currently, former trustees of One Group Mutual Funds and One Group Investment Trust are not eligible to participate in the Deferred Compensation Plan, and instead participate under a separate deferred compensation plan described below.

         Pursuant to an Amended and Restated Deferred Compensation Plan for Trustees who are former trustees of One Group Mutual Funds and One Group Investment Trust (the "OG Plan"), adopted by the Boards of One Group Mutual Funds and One Group Investment Trust on February 13, 2002, the Trustees who are former Trustees of One Group Mutual Funds and One Group Investment Trust are permitted to defer all or a part of their compensation. Under the OG Plan, the Trustees who are former Trustees of One Group Mutual Funds and One Group Investment Trust are permitted to specify Select Shares (formerly designated Class I Shares) of one or more series of JPMorgan Trust II to be used to measure the performance of a Trustee's deferred compensation account. A Trustee's deferred compensation account will be paid at such times as elected by the Trustee subject to certain mandatory payment provisions in the Plan (e.g., death of a Trustee).

         The Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or with respect to any matter unless it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or disposition, or by a reasonable determination based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

                                    OFFICERS

         The Portfolio's executive officers (listed below), other than the officers who are employees of the Adviser or one of its affiliates. The officers conduct and supervise the business operations of the Portfolio. The officers hold office until a successor has been elected and duly qualified. The Portfolio has no employees.

         The names of the officers of the Portfolio, together with their year of birth, information regarding their positions held with the Portfolio and principal occupations are shown below. The contact address for each of the officers, unless otherwise noted, is 522 Fifth Avenue, New York, NY 10036.

      NAME (YEAR OF BIRTH),
       POSITIONS HELD WITH                                        PRINCIPAL OCCUPATIONS
        THE FUNDS (SINCE)                                          DURING PAST 5 YEARS
        -----------------                                          -------------------
George C.W. Gatch (1962),           Managing Director, JPMIM, CEO and President of the J.P. Morgan and One Group
President (2001)                    Funds. An employee since 1986, Mr. Gatch leads the firm's U.S. mutual fund and financial intermediary business. He was previously president and CEO of DKB Morgan, a Japanese mutual fund company, which was a joint venture between J.P. Morgan and
                                    Dai-Ichi Kangyo Bank. Prior to working in Japan, Mr. Gatch established JPMIM's sub-advisory and institutional mutual funds business. He has also held numerous positions throughout the firm in business management, marketing, and sales.

Robert L. Young (1963),             Chief Operating Officer, JPMorgan Funds (August 2004 to present) and One Group
Senior Vice President (2004)**      Mutual Funds from November 2001 until present.  From October 1999 to present, Vice
                                    President and Treasurer, One Group Administrative Services, Inc., and Vice
                                    President and Treasurer, One Group Dealer Services, Inc.

Patricia A. Maleski (1960),         Vice President, JPMIM; previously, Treasurer, JPMorgan Funds and Head of Funds
Vice President and Chief            Administration and Board Liaison.  Prior to joining J.P. Morgan Chase & Co. in
Administrative Officer (2004)       2001, Ms. Maleski was the Vice President of Finance for the Pierpont Group, Inc., a
                                    service provider to the Board of Directors/Trustees of the JPMorgan Funds.

Stephanie J. Dorsey (1969),         Director of Mutual Fund Administration, One Group Administrative Services, since
Treasurer (2004)**                  2004; Ms. Dorsey worked for Bank One Corporation (now known as JP Morgan Chase &
                                    Co.) from 2003 to 2004; prior to joining Bank One Corporation, she was a Senior
                                    Manager specializing in Financial Services audits at PricewaterhouseCoopers LLP from 1992 through 2002.

Stephen M. Benham (1959),           Vice President and Assistant General Counsel, JPMIM since 2004; Vice President
Secretary (2005)                    (Legal Advisory) of Merrill Lynch Investment Managers, L.P. from 2000 to 2004;
                                    attorney associated with Kirkpatrick & Lockhart LLP from 1997 to 2000.

Elizabeth A. Davin (1964),          From 2004 to present, Senior Counsel, JPMorgan Chase & Co.; Assistant General
Assistant Secretary (2004)**        Counsel and Associate General Counsel and Vice President, Gartmore Global
                                    Investments, Inc. from 1999 to 2004.

Jessica K. Ditullio (1962),         Various attorney positions for Bank One Corporation (now known as JP Morgan Chase &
Assistant Secretary (2004)**        Co.) since 1990.

Nancy E. Fields (1949),             From October 1999 to present, Director, Mutual Fund Administration, One Group
Assistant Secretary (2004)**        Administrative Services, Inc. and Senior Project Manager, Mutual Funds, One Group
                                    Dealer Services, Inc. From July 1999 to October 1999, Project Manager, One Group,
                                    Banc One Investment Advisors Corporation.

Avery P. Maher (1945),              Vice President and Assistant General Counsel, JPMIM since 2004; Second Vice
Assistant Secretary (2004)          President and Assistant Secretary of John Hancock Advisers, LLC, from 1992 to
                                    2004.

Alaina V. Metz (1967),              Vice President, BISYS Fund Services, Inc. since 1995.
Assistant Secretary (2001)*

Suzanne E. Cioffi (1967),           Vice President, JPMIM, responsible for mutual fund financial reporting.  During
Assistant Treasurer (2005)          the past five years, Ms. Cioffi has overseen various fund accounting, custody and administration conversion projects for JPMIM.

Christopher D. Walsh (1965),        Vice President, JPMIM; Mr. Walsh manages all aspects of institutional and retail
Assistant Treasurer (2004)          mutual fund administration and vendor relationships within the mutual funds, commingled/ERISA funds, 3(c)(7) funds, hedge funds and LLC products. Prior to joining
                                    JPMorgan in 2000, he was a director from 1996 to 2000 of Mutual Fund Administration at Prudential Investments.

Stephen M. Ungerman (1953),         Vice President, JPMIM; previously, head of Fund Administration - Pooled Vehicles.
Chief Compliance Officer (2004)     Prior to joining J.P. Morgan Chase & Co. in 2000, he held a number of positions in
                                    Prudential Financial's asset management business, including Associate General
                                    Counsel, Tax Director and Co-head of Fund Administration Department. Mr. Ungerman was also the Assistant Treasurer for all mutual funds managed by Prudential.

* The contact address for the officer is 3435 Stelzer Road, Columbus, OH 43219. ** The contact address for the officer is 1111 Polaris Parkway, Columbus, OH
   43271.

CODES OF ETHICS.

         The Trust, JPMIM, its affiliated sub-advisers, and JPMDS have each adopted codes of ethics under Rule 17j-1 of the 1940 Act.

         The Trust's code of ethics includes policies which require "access persons" (as defined in Rule 17j-1) to: (i) place the interest of Trust Shareholders first; (ii) conduct personal securities transactions in a manner that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and (iii) refrain from taking inappropriate advantage of his or her position with the Trust or with the Portfolio. The Trust's code of ethics prohibits any access person from: (i) employing any device, scheme or artifice to defraud the Trust or the Portfolio;
(ii) making to the Trust or the Portfolio any untrue statement of a material fact or omit to state to the Trust or the Portfolio a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or the Portfolio; or (iv) engaging in any manipulative practice with respect to the Trust or the Portfolio. The Trust's code of ethics permits personnel subject to the code to invest in securities, including securities that may be purchased or held by the Portfolio so long as such investment transactions are not in contravention of the above noted policies and prohibitions.

         The code of ethics adopted by JPMIM requires that all employees must:
(i) place the interest of the accounts which are managed by JPMIM first; (ii) conduct all personal securities transactions in a manner that is consistent with the code of ethics and the individual employee's position of trust and responsibility; and (iii) refrain from taking inappropriate advantage of their position. Employees of JPMIM are also prohibited from certain mutual fund trading activity including "excessive trading" of shares of a mutual fund as such term is defined in the applicable fund's prospectuses or statement of additional information and effecting or facilitating a mutual fund transaction to engage in market timing. JPMIM's code of ethics permits personnel subject to the code to invest in securities including securities that may be purchased or held by a fund subject to certain restrictions. However, all employees are required to preclear securities trades (except for certain types of securities such as non-proprietary mutual fund shares and U.S. government securities). Each of JPMIM's affiliated sub-advisers has also adopted the code of ethics described above.

         JPMDS's code of ethics requires that all employees of JPMDS must: (i) place the interest of the accounts which are managed by affiliates of JPMDS first; (ii) conduct all personal securities transactions in a manner that is consistent with the code of ethics and the individual employee's position of trust and responsibility; and (iii) refrain from taking inappropriate advantage of their positions. Employees of JPMDS are also prohibited from certain mutual fund trading activity including "excessive trading" of shares of a mutual fund as such term is defined in the applicable fund's prospectuses or statement of additional information or effecting or facilitating a mutual fund transaction to engage in market timing. JPMDS's code of ethics permits personnel subject to the code to invest in securities including securities that may be purchased or held by the funds subject to the policies and restrictions in such code of ethics.

PROXY VOTING PROCEDURES AND GUIDELINES

         The Board of Trustees has delegated to the Portfolio's investment adviser, JPMIM and its affiliated advisers, proxy voting authority with respect to the Portfolio's portfolio securities. To ensure that the proxies of portfolio companies are voted in the best interests of the Portfolio, the Board of Trustees has adopted JPMIM's detailed proxy voting procedures (the "Procedures") that incorporate guidelines ("Guidelines") for voting proxies on specific types of issues. The Guidelines have been developed with the objective of encouraging corporate action that enhances shareholder value. Except as noted below, proxy voting decisions will be made in accordance with the Guidelines covering a multitude of both routine and non-routine matters that JPMIM and its affiliated advisers have encountered globally, based on many years of collective investment management experience.

         JPMIM and its affiliated advisers are part of a global asset management organization with the capability to invest in securities of issuers located around the globe. Because the regulatory framework and the business cultures and practices vary from region to region, the Guidelines are customized for each region to take into account such variations. Separate Guidelines cover the regions of (1) North America, (2) Europe, (3) Asia (ex-Japan) and (4) Japan, respectively. Notwithstanding the variations among the Guidelines, all of the Guidelines have been designed with the uniform objective of encouraging corporate action that enhances shareholder value. As a general rule, in voting proxies of a particular security, JPMIM and its affiliated advisers will apply the Guidelines of the region in which the issuer of such security is organized. Except as noted below, proxy voting decisions will be made in accordance with the Guidelines covering a multitude of both routine and non-routine matters that JPMIM and its affiliated advisers have encountered globally, based on many years of collective investment management experience.

     To oversee and monitor the proxy-voting process, JPMIM has established a proxy committee and appointed a proxy administrator in each global location where proxies are voted. The primary function of each proxy committee is to review periodically general proxy-voting matters, review and approve the Guidelines annually, and provide advice and recommendations on general proxy-voting matters as well as on specific voting issues. The procedures permit an independent voting service, currently Institutional Shareholder Services, Inc. ("ISS") in the United States, to perform certain services otherwise carried out or coordinated by the proxy administrator.

         Although for many matters the Guidelines specify the votes to be cast, for many others, the Guidelines contemplate case-by-case determinations. In addition, there will undoubtedly be proxy matters that are not contemplated by the Guidelines. For both of these categories of matters and to override the Guidelines, the Procedures require a certification and review process to be completed before the vote is cast. That process is designed to identify actual or potential material conflicts of interest (between the Portfolio on the one hand, and the Portfolio's investment adviser, principal underwriter or an affiliate of any of the foregoing, on the other hand) and ensure that the proxy vote is cast in the best interests of the Portfolio. When a potential material conflict of interest has been identified, the proxy administrator and a subgroup of proxy committee members (composed of a member from the Investment Department and one or more members from the Legal, Compliance or Risk Management Departments) will evaluate the potential conflict of interest and determine whether such conflict actually exists, and if so, will recommend how JPMIM will vote the proxy. In addressing any material conflict, JPMIM may take one or more of the following measures (or other appropriate action): removing or "walling off" from the proxy voting process certain JPMIM personnel with knowledge of the conflict, voting in accordance with any applicable Guideline if the application of the Guideline would objectively result in the casting of a proxy vote in a predetermined manner, or deferring the vote to ISS, which will vote in accordance with its own recommendation.

         The following summarizes some of the more noteworthy types of proxy voting policies of the non-U.S. Guidelines:

-             Corporate governance procedures differ among the countries.
              Because of time constraints and local customs, it is not always possible for JPMIM to receive and review all proxy materials in connection with each item submitted for a vote. Many proxy statements are in foreign languages. Proxy materials are generally mailed by the issuer to the sub-custodian which holds the securities for the client in the country where the portfolio company is organized, and there may not be sufficient time for such materials to be transmitted to JPMIM in time for a vote to be cast. In some countries, proxy statements are not mailed at all, and in some locations, the deadline for voting is two to four days after the initial announcement that a vote is to be solicited. JPMIM also considers the cost of voting in light of the expected benefit of the vote.

- Where proxy issues concern corporate governance, takeover defense measures, compensation plans, capital structure changes and so forth, JPMIM pays particular attention to management's arguments for promoting the prospective change. JPMIM's sole criterion in determining its voting stance is whether such changes will be to the economic benefit of the beneficial owners of the shares.

- JPMIM is in favor of a unitary board structure of the type found in the United Kingdom as opposed to tiered board structures. Thus, JPMIM will generally vote to encourage the gradual phasing out of tiered board structures, in favor of unitary boards. However, since tiered boards are still very prevalent in markets outside of the United Kingdom, local market practice will always be taken into account.

- JPMIM will use its voting powers to encourage appropriate levels of board independence, taking into account local market practice.

- JPMIM will usually vote against discharging the board from responsibility in cases of pending litigation, or if there is evidence of wrongdoing for which the board must be held accountable.

- JPMIM will vote in favor of increases in capital which enhance a company's long-term prospects. JPMIM will also vote in favor of the partial suspension of preemptive rights if they are for purely technical reasons (e.g., rights offers which may not be legally offered to shareholders in certain jurisdictions). However, JPMIM will vote against increases in capital which would allow the company to adopt "poison pill" takeover defense tactics or where the increase in authorized capital would dilute shareholder value in the long term.

- JPMIM will vote in favor of proposals which will enhance a company's long-term prospects. JPMIM will vote against an increase in bank borrowing powers which would result in the company reaching an unacceptable level of financial leverage, where such borrowing is expressly intended as part of a takeover defense or where there is a material reduction in shareholder value.

- JPMIM reviews shareholder rights plans and poison pill proposals on a case-by-case basis; however, JPMIM will generally vote against such proposals and vote for revoking existing plans.

- Where social or environmental issues are the subject of a proxy vote, JPMIM will consider the issue on a case-by-case basis, keeping in mind at all times the best economic interests of our clients.

- With respect to Asia, for routine proxies (e.g., in respect of voting at the Annual General Meeting of Shareholders) JPMIM's position is to neither vote in favor or against. For Extraordinary General Meetings of Shareholders, however, where specific issues are put to a shareholder vote, these issues are analyzed by the respective country specialist concerned. A decision is then made based on his or her judgment.

         The following summarizes some of the more noteworthy types of proxy voting policies of the U.S. Guidelines:

- JPMIM considers votes on director nominees on a case-by-case basis. Votes generally will be withheld from directors who: (a) attend less than 75% of board and committee meetings without a valid excuse; (b) implement or renew a dead-hand poison pill; (c) are affiliated directors who serve on audit, compensation or nominating committees or are affiliated directors and the full board serves on such committees or the company does not have such committees; or (d) ignore a shareholder proposal that is approved for two consecutive years by a majority of either the shares outstanding or the votes cast.

- JPMIM votes proposals to classify boards on a case-by-case basis, but will vote in favor of such proposal if the issuer's governing documents contain each of eight enumerated safeguards (for example, a majority of the board is composed of independent directors and the nominating committee is composed solely of such directors).

- JPMIM also considers management poison pill proposals on a case-by-case basis, looking for shareholder-friendly provisions before voting in favor.

- JPMIM votes against proposals for a super-majority vote to approve a merger.

- JPMIM considers proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan on a case-by-case basis, taking into account the extent of dilution and whether the transaction will result in a change in control.

- JPMIM votes proposals on a stock option plan based primarily on a detailed, quantitative analysis that takes into account factors such as estimated dilution to shareholders' equity and dilution to voting power. JPMIM generally considers other management compensation proposals on a case-by-case basis.

- JPMIM also considers on a case-by-case basis proposals to change an issuer's state of incorporation, mergers and acquisitions and other corporate restructuring proposals and certain social and environmental issue proposals.

In accordance with regulations of the SEC, the Portfolio's proxy voting records for the 12-month period ended June 30, 2004 are on file with the SEC.

PORTFOLIO HOLDINGS DISCLOSURE

         The Portfolio will release its portfolio holdings information to each feeder as necessary for each feeder to conform to the portfolio holdings disclosure policy of the feeders described in the three paragraphs immediately below. In connection with portfolio holdings disclosures made by a feeder, the feeder will disclose the portfolio holdings of the Portfolio rather than the feeder's own single holding of shares of the Portfolio.

         As described in the Prospectuses and pursuant to the feeder's portfolio holdings disclosure policy, no sooner than 30 days after month end, each feeder will make available to the public, upon request to JPMorgan Services (1-800-480-4111), an uncertified complete schedule of its portfolio holdings as of the last day of that prior month.

         Each feeder's publicly available uncertified complete list of portfolio holdings information, as described above, may also be provided regularly pursuant to a standing request, such as on a monthly or quarterly basis, to (i) third party service providers, rating and ranking agencies, financial intermediaries, and affiliated persons of the feeders and (ii) clients of the Adviser or its affiliates that invest in the feeders or such clients' consultants. No compensation or other consideration is received by the feeders or the Adviser, or any other person for these disclosures. A list of the entities that receive the feeders' portfolio holdings information on such basis, the frequency with which it is provided to them and the length of the lag between the date of the information and the date it is disclosed is provided below:

  Vickers Stock Research Corp.          Quarterly       30 days after month end
  Standard & Poor's                     Monthly         30 days after month end
  MorningStar Inc.                      Monthly         30 days after month end
  Lipper, Inc.                          Monthly         30 days after month end
  Thomson Financial                     Monthly         30 days after month end
  Bloomberg LP                          Monthly         30 days after month end
  Casey Quirk & Acito                   Monthly         30 days after month end
  Vestek                                Monthly         30 days after month end
  Investment Company Institute          Monthly         30 days after month end

         In addition, certain service providers to the feeders or the Adviser, Administrator or distributor may for legitimate business purposes receive the feeders' portfolio holdings information earlier than 30 days after month end, such as sub-advisers, rating and ranking agencies, pricing services, proxy voting service providers, accountants, attorneys, custodians, securities lending agents, brokers in connection with fund transactions and in providing pricing quotations, members of a bank syndicate providing a committed line of credit to the Portfolio (released quarterly ten days after trade date), transfer agents and entities providing CDSC financing (released weekly one day after trade date). When a feeder redeems a shareholder in kind, the shareholder generally receives its proportionate share of the Portfolio's portfolio holdings and, therefore, the shareholder and its agent may receive such information earlier than 30 days after month end. Such holdings are released on conditions of confidentiality, which include appropriate trading prohibitions. "Conditions of confidentiality" include confidentiality terms included in written agreements, implied by the nature of the relationship (e.g., attorney-client relationship), or required by fiduciary or regulatory principles (e.g., custody services provided by financial institutions). Disclosure of the feeders' portfolio securities as an exception to the feeders' normal business practice requires the business unit proposing such exception to identify a legitimate business purpose for the disclosure and submit the proposal to the Trust's Treasurer for approval following business and compliance review. Additionally, no compensation or other consideration is received by the Portfolio or the Adviser, or any other person for these disclosures. The Trustees will review annually a list of such entities that have received such information, the frequency of such disclosures and the business purpose therefor. These procedures are designed to address conflicts of interest between the feeders' shareholders on the one hand and the Adviser or any affiliated person of the feeders or such entities on the other hand by creating a structured review and approval process which seeks to ensure that disclosure of information about the feeders' portfolio securities is in the best interests of the feeders' shareholders. There can be no assurance, however that the feeders' policies and procedures with respect to the disclosure of portfolio holdings information will prevent the misuse of such information by individuals or firms in possession of such information.

         Portfolio holdings of the Portfolio will be disclosed on a quarterly basis on forms required to be filed with the SEC as follows: (i) portfolio holdings as of the end of each fiscal year will be filed as part of the annual report filed on Form N-CSR; (ii) portfolio holdings as of the end of the first and third fiscal quarters will be filed on Form N-Q; and (iii) portfolio holdings as of the end of the six month period will be filed as part of the semi-annual report filed on Form N-CSR. The Trust's Form N-CSRs and Form N-Qs will be available on the SEC website at www.sec.gov.

         Finally, the Portfolio releases information concerning any and all portfolio holdings when required by law. Such releases may include providing information concerning holdings of a specific security to the issuer of such security.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of January 31, 2005, the JPMorgan Growth and Income Fund owned approximately 100% of the value of the outstanding interests in the Portfolio. Because the Growth and Income Fund controls the Portfolio, the Growth and Income Fund may take actions without the approval of any other investor.

         The Growth and Income Fund has informed the Portfolio that whenever it is requested to vote on any proposal of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. The other investors in the Portfolio follow the same or a similar practice.

         As of January 31, 2005, the Trustees and officers as a group owned less than 1% of the Portfolio's outstanding interests.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISER.

         J.P. Morgan Investment Management Inc. ("JPMIM" or the "Adviser") acts as investment adviser to the Portfolio pursuant to an investment advisory agreement (the "Advisory Agreement"), between the Fund on behalf of the Portfolio and JPMIM. Subject to the supervision of the Board of Trustees, the Adviser makes the day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the investments for the Portfolio. Effective October 1, 2003, JPMIM became a wholly owned subsidiary of J.P. Morgan Fleming Asset Management Holdings, Inc., which is a wholly owned subsidiary of JPMorgan Chase & Co. (formerly known as J.P. Morgan Chase & Co.) ("JPMorgan Chase"). Prior to October 1, 2003, JPMIM was a wholly-owned subsidiary of J.P. Morgan Chase. JPMIM is a registered investment adviser under the Investment Advisers Act of 1940, as amended. JPMIM acts as investment adviser to individuals, governments, corporations, employee benefit plans, labor unions and state and local governments, mutual funds and other institutional investors. JPMIM is located at 522 Fifth Avenue, New York, New York 10036.

         Certain of the assets of employee benefit accounts under the Adviser's management are invested in commingled pension trust funds for which JPMorgan Chase Bank serves as trustee.

         Under separate agreements, JPMorgan Chase Bank, N.A., a subsidiary of JPMorgan Chase, JPMorgan Funds Management, Inc. (formerly One Group Administrative Services, Inc.) ("JPMFM"), and JPMorgan Distribution Services, Inc., (formerly One Group Dealer Services, Inc.) ("JPMDS") provide certain financial, fund accounting, recordkeeping and administrative services to the Trust and the Portfolio and shareholder services for the Trust. JPMFM and JPMDS are also subsidiaries of JPMorgan Chase.

         JPMorgan Chase, a bank holding company organized under the laws of the State of Delaware, was formed from the merger of J.P. Morgan & Co. Incorporated with and into The Chase Manhattan Corporation.

         JPMorgan Chase has a long history of offering a wide range of banking and investment services to customers throughout the United States and the world. The firm, through its predecessor companies, has been in business for over a century.

         The investment advisory services the Adviser provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. The Adviser is free to and does render similar investment advisory services to others. The Adviser serves as investment adviser to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Adviser serves as trustee. The accounts which are managed or advised by the Adviser have varying investment objectives and the Adviser invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Funds. Such accounts are supervised by employees of the Adviser who may also be acting in similar capacities for the Funds. See "Portfolio Transactions" section.

         The Portfolio is managed by employees of the Adviser who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of JPMorgan Chase or any personnel of other divisions of the Adviser or with any of their affiliated persons, with the exception of certain other investment management affiliates of JPMorgan
Chase which execute transactions on behalf of the Portfolio.

         On August 19, 2004, the Board of Trustees approved and amended and restated the Advisory Agreement for J.P. Morgan Mutual Fund Series, the predecessor to the Trust reflecting (i) new funds, including the Predecessor Fund, and (ii) the contingent removal of the Portfolio from the Advisory Agreement effective upon the closing of the reorganization or reorganization and redomiciliation of the Portfolio, as applicable, to the extent such transaction is approved by shareholders of the Predecessor Fund.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Adviser, under the Advisory Agreement, the Trust, on behalf of the Funds, has agreed to pay the Adviser a fee, which is computed daily and may be paid monthly, equal to the annual rate of each Fund's average daily net assets as described in the Prospectuses.

         The Advisory Agreement provides that it will continue in effect for a period beyond October 31, 2005 only if specifically approved thereafter annually in the same manner as the Distribution Agreement. See the "Distributor" section. The Advisory Agreement will terminate automatically if assigned and are terminable at anytime without penalty by a vote of a majority of the Trustees, or by a vote of the holders of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act), on 60 days' written notice to the Adviser and by the Adviser on 90 days' written notice to the Trust.

      The Portfolio's Board of Trustees, including the Board members who are not "interested persons" (as defined in the 1940 Act) of any party to the advisory agreement or its affiliates, has approved the advisory agreement for the Portfolio.

         As part of its review of the investment advisory arrangements for the Portfolio, the Board of Trustees has requested that the Adviser prepare on a regular basis information regarding the performance of the Portfolio, its performance peers and benchmarks and analyses by the Adviser of the Portfolio's performance. The members of the Adviser's investment staff meet with the Board of Trustees to discuss this information and their intentions with regard to the management of the Portfolio. The Adviser also periodically provides comparative information regarding the Portfolio's expense ratios and those of the peer groups. In addition, in preparation for its annual approval meeting, the Board of Trustees requests and reviews, with the assistance of its legal counsel, materials from the Adviser regarding comparative fees, expenses, performance and profitability information pertaining to the relationship of the Adviser and the Portfolio.

         In approving the Advisory Agreement, the Board of Trustees of the Funds considered the nature, quality and scope of the operations and services provided by the Adviser to the Portfolio, including their knowledge of the Adviser's investment staff and executive personnel and the overall reputation and capabilities of the Adviser and its affiliates. The Board of Trustees also considered comparative fee information concerning other investment companies with similar investment objectives and policies. The Portfolio's Board of Trustees compared the terms of the Portfolio's advisory arrangements and similar arrangements by other investment companies, particularly with regard to levels of advisory fees relative to its peer group. The Board also examined the benefits to the Adviser and its affiliates of their relationship with the Portfolio. Specifically, the Board analyzed the benefits that accrued to the Adviser and its affiliates as a result of the fact that affiliates of the Adviser act as custodian, administrator and shareholder servicing agent for the Portfolio, and receive fees from the Portfolio for acting in such capacities.

         The Board of Trustees also analyzed the information provided by the Adviser regarding the profitability to the Adviser of its relationship with the Portfolio. Profitability information is not audited and represents the Adviser's determination of its and its affiliates revenues from the contractual services provided to the Portfolio, less expenses of providing such services. Expenses include direct and indirect costs and are calculated using an allocation methodology developed by the Adviser. In addition, the Board compared overall expense ratios (both pre- and post-expense reimbursement by the Adviser) for the Portfolio relative to its peer group. The Board of Trustees also considered the performance of the Portfolio and the intention of the Adviser with regard to management of the Portfolio, including the commitment of the Adviser to provide high quality services to the Portfolio, whether there were any conditions likely to affect the ability of the Adviser to provide such services, and its ability to retain and attract qualified personnel to manage the Portfolio.

         In reaching their decision to approve the Advisory Agreement, the Board of Trustees did not identify any single factor as being of paramount importance. Based on its evaluation of the information reviewed and after due consideration, the Board of Trustees concluded that the current advisory agreement enabled the Portfolio to obtain high-quality services at costs that it deemed appropriate and reasonable and that approval of the agreement was in the best interest of the Portfolio and its shareholders.

         For the fiscal periods indicated, the Adviser (or one of its predecessors, as applicable) was paid or accrued the following investment advisory fees with respect to the Portfolio and voluntarily waived the amounts in parentheses following such fees with respect to each such period (in thousands):

                                                    FISCAL PERIOD FROM
                              FISCAL YEAR ENDED      10/31/01 THROUGH       FISCAL YEAR ENDED      FISCAL YEAR ENDED
                                    10/31/01              12/31/01*               12/31/02              12/31/03
                              --------------------  ---------------------  --------------------  ---------------------
FUND                          PAID/ACCRUED  WAIVED  PAID/ACCRUED  WAIVED   PAID/ACCRUED  WAIVED  PAID/ACCRUED  WAIVED
----------------------------  ------------  ------  ------------  -------  ------------  ------  ------------  ------
Growth and Income Portfolio      $7,466       N/A      $1,060       N/A       $5,298       N/A      $4,286       N/A

* The Funds changed their fiscal year end from 10/31 to 12/31.


ADMINISTRATOR.

         Pursuant to an Administration Agreement dated February 19, 2005 (the "Administration Agreement"), between the Trust, on behalf of the Portfolio, and JPMFM, JPMFM serves as administrator of the Portfolio. JPMFM is an affiliate of JPMorgan Chase Bank, an indirect, wholly-owned subsidiary of JPMorgan Chase, and has its principal place of business at 1111 Polaris Parkway, Suite 2-J, Columbus, OH 43240.

         Pursuant to the Administration Agreement, JPMFM will perform or supervise all operations of the Portfolio for which it serves (other than those performed under the advisory agreement(s), the custodian agreement, the fund accounting agreement and the transfer agency agreement for the Portfolio). Under the Administration Agreement, JPMFM has agreed to maintain the necessary office space for the Portfolio, and to furnish certain other services required by the Portfolio. The Administrator prepares annual and semi-annual reports to the SEC, prepares federal and state tax returns and generally assists in all aspects of the Portfolio's' operations other than those performed under the advisory agreement(s), the custodian and fund accounting agreement and the transfer agency agreement. Under the Administration Agreement, JPMFM may, at its expense, subcontract with any entity or person concerning the provision of services under the Administration Agreement. Currently, JPMFM pays a portion of the fees it receives to BISYS Fund Services, L.P. for its services as the Portfolio's sub-administrator.

         Unless sooner terminated, the Administration Agreement will continue in effect through October 31, 2005. Thereafter, if not terminated, the Administration Agreement will continue automatically for successive one year terms, provided that such continuance is specifically approved at least annually by the vote of a majority of those members of the Board of Trustees who are not parties to the Administration Agreement or interested persons of any such party. The Administration Agreement may be terminated without penalty, on not less than 60 days' prior written notice, by the Board of Trustees or by JPMFM. The termination of the Administration Agreement with respect to one fund will not result in the termination of the Administration Agreement with respect to any other fund.

         The Administration Agreement provides that JPMFM shall not be liable for any error of judgment or mistake of law or any loss suffered by the Portfolio in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or from the reckless disregard by it of its obligations and duties thereunder.

         In consideration of the services provided by JPMFM pursuant to the Administration Agreement, JPMFM receives from the Portfolio an annual fee of 0.05% of the Portfolio's average daily net assets. JPMFM may voluntarily waive a portion of the fees payable to it with respect to the Portfolio on a month-to-month basis. JPMFM may pay a portion of the fees it receives to one or more sub-administrators.

     From September 10, 2001 to February 19, 2005, pursuant to an administration agreement, between the Predecessor Fund and a predecessor of JPMorgan Chase Bank (the "Administration Agreements"), JPMorgan Chase Bank was the administrator of the Portfolio. In consideration of the services that JPMorgan Chase Bank provided pursuant to the Administration Agreement, JPMorgan Chase Bank received from the Predecessor Fund an annual fee of 0.05% of the Predecessor Fund's average daily net assets. JPMorgan Chase Bank may have voluntarily waived a portion of the fees payable to it with respect to the Portfolio on a month-to-month basis. JPMorgan Chase Bank paid a portion of the fees it receives to BISYS Fund Services, L.P. for its services as the Predecessor Fund's sub-administrator.

         For the fiscal periods indicated, JPMorgan Chase Bank (or one of its predecessors, as applicable) was paid or accrued the following administration fees and voluntarily waived the amounts in parentheses following such fees (In Thousands):

                                                    FISCAL PERIOD FROM
                              FISCAL YEAR ENDED      10/31/01 THROUGH       FISCAL YEAR ENDED      FISCAL YEAR ENDED
                                    10/31/01              12/31/01*               12/31/02              12/31/03
                              --------------------  ---------------------  --------------------  ---------------------
FUND                          PAID/ACCRUED  WAIVED  PAID/ACCRUED  WAIVED   PAID/ACCRUED  WAIVED  PAID/ACCRUED  WAIVED
----------------------------  ------------  ------  ------------  -------  ------------  ------  ------------  ------
Growth and Income Portfolio      $993        N/A        $133        N/A        $662       N/A        $536       N/A


* The Funds changed their fiscal year end from 10/31 to 12/31.

CUSTODIAN.

         Pursuant to the Global Custody and Fund Accounting Agreement with JPMorgan Chase Bank, 3 Chase MetroTech Center, Brooklyn, NY 11245, dated February 19, 2005, JPMorgan Chase Bank serves as the Portfolio's custodian and fund accounting agent and is responsible for holding portfolio securities and cash and maintaining the books of account and records of portfolio transactions. JPMorgan Chase Bank also acts as securities lending agent to certain JPMorgan equity funds. JPMorgan Chase Bank is an affiliate of the Adviser.

         For fund accounting services, the Portfolio pays to JPMorgan Chase Bank the higher of (a) the Portfolio's pro rata share of an annual complex-wide charge on the average daily net assets of all U.S. equity funds of 0.012% of the first $10 billion, 0.005% on the next $10 billion, 0.004% on the next $10 billion and 0.0025% for such assets over $30 billion, or (b) the applicable per account minimum charge. The minimum total annual fund accounting charge per U.S. equity fund is $20,000.

         In addition there is a $2,000 annual charge per share class and a $6,000 annual charge per manager for multi-managed accounts.

         For custodian services, the Portfolio pays to JPMorgan Chase Bank safekeeping fees of between 0.001% and 0.60% of assets held by JPMorgan Chase Bank (depending on the foreign domicile in which the asset is held), calculated monthly in arrears, and fees between $7.50 and $150 for securities trades (depending on the foreign domicile in which the trade is settled).

         JPMorgan Chase Bank is also reimbursed for its reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

         Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston MA 02116, serves as Fund Accountant for the Portfolio. IBT is responsible for maintaining the books of account and records of portfolio transactions.

INDEPENDENT ACCOUNTANTS.

         The independent registered public accounting firm for the Trust and the Portfolio is PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017. PricewaterhouseCoopers LLP conducts an annual audit of the financial statements of the Portfolio and assists in the preparation and/or review of the Portfolio's federal and state income tax returns.

ITEM 15. BROKERAGE ALLOCATION AND OTHER PRACTICES.

         Specific decisions to purchase or sell securities for the Portfolio are made by a portfolio manager who is an employee of the Adviser to such Portfolio and who is appointed and supervised by senior officers of the Adviser. Changes in the Portfolio's investments are reviewed by the Board of Trustees. The portfolio manager may serve other clients of the Adviser in a similar capacity.

         The frequency of the Portfolio's portfolio transactions--the portfolio turnover rate--will vary from year to year depending upon market conditions. A high turnover rate may increase transaction costs including brokerage commissions and dealer mark-ups and the possibility of taxable short-term gains. Therefore, the Adviser will weigh the added costs of short-term investment against anticipated gains. The Portfolio will engage in portfolio trading if the Adviser believes a transaction, net of costs (including custodian charges), will help it achieve its investment objectives. The Portfolio will apply this policy with respect to both the equity and debt portions of its portfolio. The Portfolio's portfolio turnover for the fiscal periods indicated below were as follows:

                                     FISCAL YEAR ENDED       FISCAL YEAR ENDED
FUND                                      12/31/02                12/31/03
----                                 -----------------       -----------------
Growth and Income Portfolio                 70%                     37%

         Under the Advisory Agreement, the Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Portfolio. In assessing the best overall terms available for any transaction, the Adviser considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Adviser, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. The Adviser is not required to obtain the lowest commission or the best net price for the Portfolio on any particular transaction, and is not required to execute any order in a fashion either preferential to the Portfolio relative to other accounts it manages or otherwise materially adverse to such other accounts.

         Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Adviser normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Adviser on the tender of the Portfolio's portfolio securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Adviser. At present, no other recapture arrangements are in effect.

         Under the Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause the Portfolio to pay a broker-dealer that provides brokerage and research services to the Adviser, the Portfolio and/or other accounts for which they exercise investment discretion an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if they determine in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their overall responsibilities to accounts over which they exercise investment discretion. Not all of such services are useful or of value in advising the Portfolio. The Adviser reports to the Board of Trustees regarding overall commissions paid by the Portfolio and their reasonableness in relation to the benefits to the Portfolio. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

         Brokerage and research services received from such broker-dealers will be in addition to, and not in lieu of, the services required to be performed by the Adviser under the advisory agreements. The management fees that the Portfolio pays to the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. To the extent the Portfolio's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid by an amount that cannot be presently determined. Such services generally would be useful and of value to the Adviser in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the Adviser in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through use of the services, avoid the additional expenses that would be incurred if it should attempt to develop comparable information through its own staff.

         Subject to the overriding objective of obtaining the best execution of orders, the Adviser may allocate a portion of the Portfolio's brokerage transactions to affiliates of the Adviser. Under the 1940 Act, persons affiliated with the Portfolio and persons who are affiliated with such persons are prohibited from dealing with the Portfolio as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the SEC. The SEC has granted an exemptive order permitting the Portfolio to engage in principal transactions with J.P. Morgan Securities Inc., an affiliated broker, involving taxable money market instruments (including commercial paper, banker acceptances and medium term notes) and repurchase agreements. The order is subject to certain conditions. An affiliated person of the Portfolio may serve as its broker in listed or over-the-counter transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Portfolio may not purchase securities during the existence of any underwriting syndicate for such securities of which JPMorgan Chase Bank or an affiliate is a member or in a private placement in which JPMorgan Chase Bank or an affiliate serves as placement agent except pursuant to procedures adopted by the Board of Trustees that either comply with rules adopted by the SEC or with interpretations of the SEC's staff. The Portfolio expects to purchase securities from underwriting syndicates of which certain affiliates of JPMorgan Chase act as a member or manager. Such purchases will be effected in accordance with the conditions set forth in Rule 10f-3 under the 1940 Act and related procedures adopted by the Trustees, including a majority of the Trustees who are not "interested persons" of a Fund. Among the conditions are that the issuer of any purchased securities will have been in operation for at least three years, that not more than 25% of the underwriting will be purchased by the Portfolio and all other accounts over which the same investment adviser has discretion, and that no shares will be purchased from JPMDS or any of its affiliates.

         On those occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, including other funds, the Adviser, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for a fund with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

         If a fund that writes options effects a closing purchase transaction with respect to an option written by it, normally such transaction will be executed by the same broker-dealer who executed the sale of the option. The writing of options by a fund will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options that a fund may write may be affected by options written by the Adviser for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

             The table below sets forth the brokerage commissions for the Portfolio for the fiscal periods indicated (amounts in thousands):


Amounts in thousands
                                  FISCAL      10/31/01      FISCAL        FISCAL
                                YEAR ENDED    THROUGH     YEAR ENDED    YEAR ENDED
                                 10/31/01     12/31/01*    12/31/02      12/31/03
                                -----------  -----------  -----------  -----------
GROWTH AND INCOME PORTFOLIO
Total Brokerage Commissions            620         $ 61      $ 2,233     $ 44,966
Brokerage Commissions to
Affiliated Broker/Dealer                --           --           --^    $     --


The Funds changed their fiscal year end from 10/31 to 12/31.

^ Amount rounds to less than one thousand.

         Allocation of transactions, including their frequency, to various broker-dealers is determined by JPMIM based on its best judgment and in a manner deemed fair and reasonable to Shareholders. The primary consideration is prompt execution of orders in an effective manner at the most favorable price. Subject to this consideration, in selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, JPMIM is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act) provided to the Portfolio and/or other accounts over which JPMIM exercises investment discretion. JPMIM may cause the Portfolio to pay a broker-dealer that furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that JPMIM determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of JPMIM to the Portfolio. Such brokerage and research services might consist of reports and statistics on specific companies or industries, general summaries of groups of bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy. Shareholders of the Portfolio should understand that the services provided by such brokers may be useful to JPMIM in connection with its services to other clients.

         Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by JPMIM, and does not reduce the advisory fees payable to JPMIM by the Portfolio. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, the Portfolio may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

         Under JPMIM's policy, "soft dollar" services refer to arrangements which fall within the safe harbor requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended, which allow JPMIM to allocate client brokerage transactions to a broker-dealer in exchange for products or services which are research-related and enhance the investment decision-making process. JPMIM considers these soft dollar services to be either (1) market data services such as Bloomberg, Reuters, or Factset; or
(2) third party research and publications such as UBS providing JPMIM with Gerson Lehrman research. Effective February 19, 2005, the Portfolio will not participate in JPMIM's soft dollar arrangements described above.

ITEM 16. CAPITAL STOCK AND OTHER SECURITIES.

         JPMorgan Trust I was formed as a Delaware statutory trust on November 12, 2004. JPMorgan Trust I assumed JPMMFS' registration pursuant to the 1933 Act and the 1940 Act effective February 19, 2005.

         Under Delaware law, shareholders of a statutory trust shall have the same limitation of personal liability that is extended to stockholders of private corporations for profit organized under Delaware law, unless otherwise provided in the trust's governing trust instrument. The Trust's Declaration of Trust provides that shareholders shall not be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any series or class. In addition, the Declaration of Trust provides that neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any shareholders nor to call upon any shareholder for payment of any sum of money or assessment other than such as the shareholder may personally agree to pay. Moreover, the Trust's Declaration of Trust expressly provides that the shareholders shall have the same limitation of personal liability that is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.

         The Declaration of Trust provides for the indemnification out of the assets held with respect to a particular series of shares of any shareholder or former shareholder held personally liable solely by reason of a claim or demand relating to the person being or having been a shareholder and not because of the shareholder's acts or omissions. The Declaration of Trust also provides that the Trust, on behalf of the applicable series, may, at its option with prior written notice, assume the defense of any claim made against a shareholder.

         The Trust's Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with any proceeding in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its shareholders, the Trustees engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their offices. In addition, the Declaration of Trust provides that any Trustee who has been determined to be an "audit committee financial expert" shall not be subject to a greater liability or duty of care because of such determination.

         The Trust shall continue without limitation of time subject to the provisions in the Declaration of Trust concerning termination by action of the shareholders or by action of the Trustees upon written notice to the shareholders.

         DESCRIPTION OF SHARES. The Trust is an open-end, management investment company organized as Delaware statutory trust. The Portfolio represents a separate series of shares of beneficial interest. See "Delaware Trust."

         The Declaration of Trust of the Trust permits the Trustees to issue an unlimited number of full and fractional shares ($0.0001 par value) of one or more series and classes within any series and to divide or combine the shares of any series or class without materially changing the proportionate beneficial interest of such shares of such series or class in the assets held with respect to that series. Each share represents an equal beneficial interest in the net assets of a series with each other share of that series. The Trustees may authorize the issuance of shares of additional series and the creation of classes of shares within any series with such preferences, voting powers, rights, duties and privileges as the Trustees may determine, however the Trustees may not classify or change outstanding shares in a manner materially adverse to shareholders of each share. Upon liquidation of a series, shareholders are entitled to share pro rata in the net assets of a series available for distribution to such shareholders. The rights of redemption are described in Part A and elsewhere in this Part B.

         The shareholders of each series are entitled to one vote for each dollar of NAV (or a proportionate fractional vote with respect to the remainder of the NAV of shares, if any), on matters on which shares of a series shall be entitled to vote. Subject to the 1940 Act, the Trustees themselves have the power to alter the number and the terms of office of the Trustees, to lengthen their own terms, or to make their terms of unlimited duration subject to certain removal procedures, and appoint their own successors, provided, however, that immediately after such appointment the requisite majority of the Trustees have been elected by the shareholders of the Trust. The voting rights of shareholders are not cumulative with respect to the election of Trustees. It is the intention of the Trust not to hold meetings of shareholders annually. The Trustees may call meetings of shareholders for action by shareholder vote as may be required by either the 1940 Act or the Trust's Declaration of Trust.

         Each share of a series or class represents an equal proportionate interest in the assets in that series or class with each other share of that series or class. The shares of each series or class participate equally in the earnings, dividends and assets of the particular series or class. Expenses of the Trust which are not attributable to a specific series or class are allocated among all of its series in a manner deemed by the Trustees to be fair and equitable. Shares have no pre-emptive or conversion rights, and when issued, are fully paid and non-assessable. Shares of each series or class generally vote together, except when required under federal securities laws to vote separately on matters that may affect a particular class, such as the approval of distribution plans for a particular class.

         The Trustees may, without shareholder approval (unless otherwise required by applicable law): (i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations, or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;
(ii) cause any one or more series or classes of the Trust to merge or consolidate with or into any one or more other series or classes of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations; (iii) cause the shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or (iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction. However, the exercise of such authority may be subject to certain restrictions under the 1940 Act.

         The Trustees may, without shareholder vote, generally restate, amend or otherwise supplement the Trust's governing instrument, which includes the Declaration of Trust and the By-Laws, without the approval of shareholders, subject to limited exceptions, such as the right to elect Trustees.

         The Trustees, without obtaining any authorization or vote of shareholders, may change the name of any series or class or dissolve or terminate any series or class of shares. For information relating to mandatory redemption of shares of a series or their redemption at the option of the Trust under certain circumstances, see "Purchases, Redemptions and Exchanges".

         The Portfolio will furnish to each of its investors at least annually as of the end of its fiscal year a report of operations containing a balance sheet and a statement of income prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Portfolio will also furnish to each of its investors at least semiannually an interim report of operations containing an unaudited balance sheet and an unaudited statement of income.

ITEM 17. PURCHASE, REDEMPTION AND PRICING OF SHARES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Purchases" and "Redemption and Repurchase" in Part A.

     Domestic equity securities listed on a U.S. or Canadian securities exchange shall be valued at the last sale price on the exchange on which the security is principally traded (the "primary exchange") that is reported before the time when the net assets of the Portfolio are valued. Securities traded on more than one exchange shall be valued at the last sale price on the primary exchange. If there has been no sale on such primary exchange, then at the last sale price on the secondary exchange. If there has been no sale on the primary exchange or the secondary exchange on the valuation date, the security shall be valued at the mean of the latest bid and ask quotations as of the closing of the primary exchange. The value of securities listed on the NASDAQ Stock Market, Inc. shall generally be the NASDAQ Official Closing Price.

     Generally, trading of foreign securities on most foreign markets is completed before the close in trading in U.S. markets. Additionally, trading on foreign markets may also take place on days on which the U.S. markets, and the Funds, are closed. The Portfolio has implemented fair value pricing on a daily basis for all non-U.S. and non-Canadian equity securities held by the Portfolio. The fair value pricing utilizes the quotations of an independent pricing service. unless the Adviser determines in accordance with procedures adopted by the Trustees, as discussed below that use of another fair valuation methodology is appropriate. To the extent that foreign equity securities are not fair valued utilizing quotations of an independent pricing service, such securities will be valued using the price of the last sale or official close of the primary exchange on which the security is purchased that is reported before the time when the net assets of the Portfolio are valued. If there has been no sale on the primary exchange on the valuation date, and the average of bid and ask quotations are less than or equal to the last sale price of local shares on the valuation date, the security shall be valued at the last sale price of the local shares. If the average of the bid and ask quotations on the primary exchange is greater than the last sale price of the local shares, the security shall be valued at the average of the closing bid and ask quotations of the foreign listed shares on the primary exchange.

         For purposes of calculating NAV, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing market rates.

         Futures, options and other derivatives are valued on the basis of available market quotations.

         Securities of other open-end investment companies are valued at their respective NAVs.

         Fixed income securities with a remaining maturity of 61 days or more are valued using market quotations available from and supplied daily by third party pricing services or brokers/dealers of comparable securities. It is anticipated that such pricing services and brokers/dealers will provide bid-side quotations. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity if their original maturity when acquired by the Portfolio was more than 60 days.

         Securities or other assets for which market quotations are not readily available or for which market quotations do not represent the value at the time of pricing (including certain illiquid securities) are fair valued in accordance with procedures established by and under the general supervision and responsibility of the Trustees. The Board of Trustees has established a Valuation Committee to assist the Board in its oversight of the valuation of the Portfolio's securities. The Portfolio's Administrator has established a Fair Valuation Committee ("FVC") to (1) make fair value determinations in certain pre-determined situations as outlined in the procedures approved by the Board and (2) provide recommendations to the Board's Valuation Committee in other situations. This FVC includes senior representatives from management as well as the Portfolio's investment adviser. Fair value situations could include, but are not limited to: (1) a significant event that affects the value of the Portfolio's securities (e.g., news relating to natural disasters affecting an issuer's operations or earnings announcements); (2) illiquid securities; (3) securities that may be defaulted or de-listed from an exchange and are no longer trading; or (4) any other circumstance in which the FVC believes that market quotations do not accurately reflect the value of a security.

ITEM 18. TAXATION OF THE PORTFOLIO.

         The Portfolio will be classified for federal income tax purposes as a partnership that will not be a "publicly traded partnership." As a result, the Portfolio will not be subject to federal income taxation. Instead, the investors in the Portfolio will take into account, in computing their federal income tax liability, their share of the Portfolio's income, gains, losses, deductions, credits and tax preference items for the taxable year of the Portfolio ending within or with the taxable year of the investor, without regard to whether they have received any cash distributions from the Portfolio. The Portfolio's taxable year end is October 31.

         Under current Internal Revenue Service ruling policy, for purposes of determining whether an investor in a Portfolio satisfies the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") the investor will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to a proportionate share of the Portfolio's income. The Portfolio intends to conduct its operations so as to enable investors to satisfy those requirements.

         The foregoing is intended to be a general summary of certain United States federal income tax considerations affecting the Portfolio and its investors. Accordingly, investors are advised to consult their own tax advisers with respect to the particular federal, state, local and foreign tax consequences of an investment in the Portfolio.

ITEM 19. UNDERWRITERS.

         Not applicable.

ITEM 20. CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 21. FINANCIAL STATEMENTS.

         Audited financial statements and reports thereon are incorporated herein by reference from the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 2003 as filed with Securities and Exchange Commission on Form N-CSR on March 8, 2004, accession number:
0001047469-04-006970. The Portfolio's unaudited semi-annual report to shareholders for the six months ended June 30, 2004 was filed with the Securities and Exchange Commission on Form N-CSR on September 2, 2004, accession number: 0001047469-04-027866 as is incorporated by reference herein.

APPENDIX A-DESCRIPTION OF SECURITY RATINGS*

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent
events on a timely basis. Although  the  investment   adviser  considers
security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as  non-investment  grade  securities unless the investment  adviser determines  that  such  securities  are  the
equivalent  of  investment   grade securities.  Securities that have received
different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

STANDARD & POOR'S RATING SERVICE ("S&P")

A-1    Highest  category  of  commercial  paper.   Capacity  to  meet  financial
       commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.

A-3 Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B Regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C Currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D In payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

FITCH RATINGS ("FITCH")

F1 HIGHEST CREDIT QUALITY. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2 GOOD CREDIT QUALITY. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3 FAIR CREDIT QUALITY. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

B SPECULATIVE. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

-----------
* As described by the rating agencies. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so.

C HIGH DEFAULT RISK. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D     DEFAULT. Denotes actual or imminent payment default.

"+" or "-" may be appended to `F-1' rating to denote  relative status within the
           `F1' rating category.

`NR'       indicates that Fitch does not rate the issuer or issue in question.

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S")

Prime-1 Superior ability for repayment, often evidenced by such characteristics as: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2 Strong capacity for repayment. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3 Acceptable capacity for repayment. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime       Does not fall within any of the Prime rating categories.

DOMINION BOND RATING SERVICE LIMITED ("DOMINION")

R-1             Prime Credit Quality

R-2             Adequate Credit Quality

R-3             Speculative

All three Dominion rating categories for short term debt use "high", "middle" or "low" as subset grades to designate the relative standing of the credit within a particular rating category. The following comments provide separate definitions for the three grades in the Prime Credit Quality area.

R-1 (high)      Short term debt rated "R-1 (high)" is of the highest credit quality, and indicates an entity which possesses unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels and profitability which is both stable and above average. Companies achieving an "R-1
                (high)" rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results and no substantial qualifying negative factors. Given the extremely tough definition which Dominion has established for an "R-1 (high)", few entities are strong enough to achieve this rating.

R-1 (middle)    Short term debt rated "R-1  (middle)"  is of  superior
                credit quality and, in most cases, ratings in this category differ from "R-1 (high)" credits to only a small degree. Given the extremely tough definition which Dominion has for the "R-1
                (high)" category (which few companies are able to achieve), entities rated "R-1 (middle)" are also considered strong credits which typically exemplify above average strength in key areas of consideration for debt protection.

R-1 (low)       Short  term debt  rated  "R-1"  (low) is of  satisfactory
                credit  quality.  The  overall  strength  and  outlook  for  key liquidity,  debt and  profitability  ratios is not  normally  as
                favorable   as  with  higher   rating   categories,   but  these
                considerations are still respectable. Any qualifying negative factors which exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

R-2 (high);     Short term debt rated "R-2" is of adequate credit quality and
R-2 (middle);   within the three subset grades, debt protection ranges from
R-2 (low)       having reasonable ability for timely repayment to a level which is considered only just adequate. The liquidity and debt ratios of entities in the "R-2" classification are not as strong as those in the "R-1" category, and the past and future trend may suggest some risk of maintaining the strength of key ratios in these areas. Alternative sources of liquidity support are considered satisfactory; however, even the strongest liquidity support will not improve the commercial paper rating of the issuer. The size of the entity may restrict its flexibility, and its relative position in the industry is not typically as strong as an "R-1 credit". Profitability trends, past and future, may be less favorable, earnings not as stabled, and there are often negative qualifying factors present which could also make the entity more vulnerable to adverse changes in financial and economic conditions.

R-3  (high);   Short term debt rated "R-3" is speculative, and within the three
R-3 (middle);  subset grades, the capacity for timely payment ranges from mildly
R-3  (low)     speculative to doubtful. "R-3" credits tend to have weak
               liquidity and debt ratios, and the future trend of these ratios is also unclear. Due to its speculative nature, companies with "R-3" ratings would normally have very limited access to alternative sources of liquidity. Earnings would typically be very unstable, and the level of overall profitability of the entity is also likely to be low. The industry environment may be weak, and strong negative qualifying factors are also likely to be present.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

A These banks possess superior intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very predictable and stable operating environment.

B These banks possess strong intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises, good financial fundamentals, and a predictable and stable operating environment.

C These banks possess adequate intrinsic financial strength. Typically, they will be institutions with more limited but still valuable and defensible business franchises. These banks will display either acceptable financial fundamentals within a predictable and stable operating environment, or good financial fundamentals within a less predictable and stable operating environment.

D Banks rated D display modest intrinsic financial strength, potentially requiring some outside support at times. Such institutions may be limited by one or more of the following factors; a weak business franchise; financial fundamentals that are deficient in one or more respects; or an unpredictable and unstable operating environment.

E Banks rated E display very modest intrinsic financial strength, with a higher likelihood of periodic outside support or an eventual need for outside assistance. Such institutions may be limited by one or more of the following factors: a weak and limited business franchise; financial fundamentals that are materially deficient in one or more respects; or a highly unpredictable or unstable operating environment.

Where appropriate, a "+" modifier will be appended to ratings below the "A" category and a "-" modifier will be appended to ratings above the "E" category to distinguish those banks that fall in intermediate categories.

DESCRIPTION OF BOND RATINGS

S&P

CORPORATE AND MUNICIPAL BOND RATINGS

INVESTMENT GRADE

AAA Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only to a small degree.

A Debt rated A has a strong capacity to pay interest and repay principal; it is somewhat more susceptible, however, to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions, or changing circumstances are more likely to impair the obligor's capacity to pay interest and repay principal for debt in this category in higher-rated categories.

SPECULATIVE GRADE

Debt rated BB, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

BB Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

         The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

C The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

C1 The rating C1 is reserved for income bonds on which no interest is being paid.

D Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating will also be used upon the filing of bankruptcy petition if debt service payments are jeopardized.

Plus (+) or Minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Provisional ratings: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

r: The "r" is attached to highlight derivative, hybrid, and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

N.R.  Not rated.

Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

MOODY'S

LONG-TERM RATINGS: BONDS AND PREFERRED STOCK

INVESTMENT GRADE


Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than with Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

NON-INVESTMENT GRADE

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. The protection of interest and principal payments may be no more than moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment.

Moody's applies numerical modifiers, 1, 2, and 3 in each generic rating classified from Aa through Caa in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

CORPORATE  SHORT-TERM DEBT RATINGS

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters of credit and bonds of indemnity are excluded unless explicitly rated.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

PRIME-1 Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

PRIME-2 Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

PRIME-3 Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

NOT PRIME:  Issuers rated Not Prime do not fall within any of the Prime rating categories.

FITCH

INVESTMENT GRADE

AAA HIGHEST CREDIT QUALITY. `AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA VERY HIGH CREDIT QUALITY. `AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A HIGH CREDIT QUALITY. `A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB GOOD CREDIT QUALITY. `BBB' ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

SPECULATIVE GRADE

BB SPECULATIVE. `BB' ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B HIGHLY SPECULATIVE. `B' ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met: however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC,      HIGH DEFAULT  RISK.  Default is a real possibility. Capacity for
CC,       meeting financial commitments is solely reliant upon sustained,
C favorable business or economic developments. A `CC' rating indicates that default of some kind appears probable. `C' ratings signal imminent default.

DDD,      DEFAULT.  The ratings of obligations in this category are based on
DD,       their prospects for achieving partial or full recovery in a
D reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. `DDD' obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. `DD' indicates potential recoveries in the range of 50%-90% and `D' the lowest recovery potential, i.e., below 50%.

DOMINION

BOND AND LONG-TERM DEBT RATING SCALE

AAA Bonds rated "AAA" are of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity, the strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely tough definition which Dominion has established for this category, few entities are able to achieve a AAA rating.

AA Bonds rate "AA" are of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated AAA only to a small degree. Given the extremely tough definition which Dominion has for the AAA category (which few companies are able to achieve), entities rated AA are also considered to be strong credits which typically exemplify above-average strength in key areas of consideration and are unlikely to be significantly affected by reasonably foreseeable events.

A Bonds rated "A" are of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than with AA rated entities. While a respectable rating, entities in the "A" category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher rated companies.

BBB Bonds rated "BBB" are of adequate credit quality. Protection of interest and principal is considered adequate, but the entity is more susceptible to adverse changes in financial and economic conditions, or there may be other adversities present which reduce the strength of the entity and its rated securities.

BB Bonds rated "BB" are defined to be speculative, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession. Entities in the BB area typically have limited access to capital markets and additional liquidity support and, in many cases, small size or lack of competitive strength may be additional negative considerations.

B Bonds rated "B" are highly speculative and there is a reasonably high level of uncertainty which exists as to the ability of the entity to pay interest and principal on a continuing basis in the future, especially in periods of economic recession or industry adversity.

CCC/     Bonds rated in any of these categories are very highly  speculative and
CC/C are in danger of default of interest and principal. The degree of adverse elements present is more severe than bonds rated "B", Bonds rated below "B" often have characteristics which, if not remedied, may lead to default. In practice, there is little difference between the "C" to "CCC" categories, with "CC" and "C" normally used to lower ranking debt of companies where the senior debt is rated in the "CCC" to "B" range.

D This category indicates Bonds in default of either interest or principal.

("high," "low") grades are used to indicate the relative standing of a credit within a particular rating category. The lack of one of these designations indicates a rating which is essentially in the middle of the category. Note that "high" and "low" grades are not used for the AAA category.

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

INSURANCE FINANCIAL STRENGTH RATINGS

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.


Aaa Insurance companies rated in this category offer exceptional financial security. While the credit profile of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

Aa These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

A         Insurance  companies  rated  in this  category  offer  good  financial
          security.   However,   elements  may  be  present   which   suggest  a
          susceptibility to impairment sometime in the future.

Baa Insurance companies rated in this category offer adequate financial security. However, certain protective elements may be lacking or may be characteristically unreliable over any great length of time.

Ba Insurance companies rated in this category offer questionable financial security. Often the ability of these companies to meet policyholder obligations may be very moderate and thereby not well safeguarded in the future.

B Insurance companies rated in this category offer poor financial security. Assurance of punctual payment of policyholder obligations over any long period of time is small.

Caa Insurance companies rated in this category offer very poor financial security. They may be in default on their policyholder obligations or there may be present elements of danger with respect to punctual payment of policyholder obligations and claims.

Ca Insurance companies rated in this category offer extremely poor financial security. Such companies are often in default on their policyholder obligations or have other marked shortcomings.

C Insurance companies rated in this category are the lowest rated class of insurance company and can be regarded as having extremely poor prospects of ever offering financial security.

SHORT-TERM INSURANCE FINANCIAL STRENGTH RATINGS

These ratings represents Moody's opinions of the ability of the insurance company to repay punctually its short-term senior policyholder claims and obligations. The ratings apply to senior policyholder obligations that mature or are payable within one year or less.

Specific obligations are considered unrated unless individually rated because the standing of a particular insurance obligation would depend on an assessment of its relative standing under those laws governing both the obligation and the insurance company.

P-1 Insurers (or supporting institutions) rated Prime-1 have a superior ability for repayment of senior short-term policyholder claims and obligations.

P-2 Insurers (or supporting institutions) rated Prime-2 have a strong ability for repayment of senior short-term policyholder claims and obligations.

P-3 Insurers (or supporting institutions) rated Prime-3 have an acceptable ability for repayment of senior short-term policyholder claims and obligations.

NP Insurers (or supporting institutions) rated Not Prime (NP) do not fall within any of the Prime rating categories.

S&P

An insurer rated "BBB" or higher is regarded as having financial security characteristics that outweigh any vulnerabilities, and is highly likely to have the ability to meet financial commitments.

AAA Extremely Strong financial security characteristics. "AAA" is the highest Insurer Financial Strength Rating assigned by Standard & Poor's.

AA Very Strong financial security characteristics, differing only slightly from those rated higher.

A Strong financial security characteristics, but is somewhat more likely to be affected by adverse business conditions than are insurers with higher ratings.

BBB       Good  financial  security  characteristics,  but is more  likely to be
          affected  by  adverse  business   conditions  than  are  higher  rated
          insurers.

An insurer rated "BB" or lower is regarded as having vulnerable  characteristics
that  may  outweigh  its   strengths.   "BB"   indicates  the  least  degree  of
vulnerability within the range; "CC" the highest.


BB Marginal financial security characteristics. Positive attributes exist, but adverse business conditions could lead to insufficient ability to meet financial commitments.

B Weak financial security characteristics. Adverse business conditions will likely impair its ability to meet financial commitments.

CCC Very Weak financial security characteristics, and is dependent on favorable business conditions to meet financial commitments.

CC Extremely Weak financial security characteristics and is likely not to meet some of its financial commitments.

R An insurer rated R is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision, the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. The rating does not apply to insurers subject only to nonfinancial actions such as market conduct violations.

NR Not Rated, which implies no opinion about the insurer's financial security.

Plus (+) or minus (-) Following ratings from "AA" to "CCC" show relative standing within the major rating categories.

FITCH

INSURER FINANCIAL STRENGTH RATINGS

A Fitch insurer financial strength rating ("IFS rating") provides an assessment of the financial strength of an insurance organization, and its capacity to meet senior obligations to policyholders and contractholders on a timely basis. The IFS rating is assigned to the insurance organization itself, and no liabilities or obligations of the insurer are specifically rated unless otherwise stated (for example, Fitch may separately rate the debt obligations of an insurer). The IFS rating can be assigned to insurance and reinsurance companies in all insurance sectors, including the life & health, property & casualty, mortgage, financial guaranty and title insurance sectors, as well as managed care companies such as health maintenance organizations.

The IFS rating uses the same ratings scale and symbols used by Fitch for its international ratings of long-term debt obligations and issuers. However, the definitions associated with the ratings reflect the unique aspects of the IFS rating within an insurance industry context. Ratings in the `AA' through `CCC' categories may be amended with a plus or minus sign to show relative standing within the major rating category. Ratings of `BBB-' and higher are considered to be "Secure", and those of `BB+' and lower are considered to be "Vulnerable".


AAA EXCEPTIONALLY STRONG. Companies assigned this highest rating are viewed as possessing exceptionally strong capacity to meet policyholder and contract obligations. For such companies, risk factors are minimal and the impact of any adverse business and economic factors is expected to be extremely small.

AA VERY STRONG. Companies are viewed as possessing very strong capacity to meet policyholder and contract obligations. Risk factors are modest, and the impact of any adverse business and economic factors is expected to be very small.

A STRONG. Companies are viewed as possessing strong capacity to meet policyholder and contract obligations. Risk factors are moderate, and the impact of any adverse business and economic factors is expected to be small.

BBB GOOD. Companies are viewed as possessing good capacity to meet policyholder and contract obligations. Risk factors are somewhat high, and the impact of any adverse business and economic factors is expected to be material, yet manageable.

BB Moderately Weak. Companies are viewed as moderately weak with an uncertain capacity to meet policyholder and contract obligations. Though positive factors are present, overall risk factors are high, and the impact of any adverse business and economic factors is expected to be significant.

B Weak. Companies are viewed as weak with a poor capacity to meet policyholder and contract obligations. Risk factors are very high, and the impact of any adverse business and economic factors is expected to be very significant.

CCC,         Very Weak.  Companies rated in any of these three categories are
CC,          viewed as very weak with a very poor capacity to meet policyholder
C            and contract obligations. Risk factors are extremely high, and the impact of any adverse business and economic factors is expected to be insurmountable. A `CC' rating indicates that some form of insolvency or liquidity impairment appears probable. A `C' rating signals that insolvency or a liquidity impairment appears imminent.

DDD,         Distressed.  These  ratings are  assigned to  companies  that  have
DD,          either failed  to make payments  on their  obligations in a  timely
D            manner, are deemed to be insolvent, or have been  subjected to some form of regulatory intervention. Within the `DDD'-'D' range, those companies rated `DDD' have the highest prospects for resumption of business operations or, if liquidated or wound down, of having a vast majority of their obligations to policyholders and contractholders ultimately paid off, though on a delayed basis
             (with  recoveries  expected  in the range of 90-100%). Those  rated
             `DD' show a much lower likelihood of ultimately paying off material amounts of their obligations in a liquidation or wind down scenario
             (in a range of 50-90%). Those rated `D' are ultimately expected to have very limited liquid assets available to fund obligations, and therefore any ultimate payoffs would be quite modest (at under 50%).

SHORT-TERM INSURER FINANCIAL STRENGTH RATINGS

Fitch will only assign a ST-IFS rating to insurers that also have been assigned an IFS rating. Currently, ST-IFS ratings are used primarily by U.S. life insurance companies that sell short-term funding agreements.

The ST-IFS rating uses the same international ratings scale used by Fitch for short-term debt and issuer ratings. Ratings of `F1', `F2' and `F3' are considered to be "Secure", while those of `B' and below are viewed as "Vulnerable".

F1 STRONG. Insurers are viewed as having a strong capacity to meet their near-term obligations. When an insurer rated in this rating category is designated with a (+) sign, it is viewed as having a very strong capacity to meet near-term obligations.

F2 MODERATELY STRONG. Insurers are viewed as having a moderately strong capacity to meet their near-term obligations.

F3 MODERATE. Insurers are viewed as having a moderate capacity to meet their near-term obligations, and a near-term adverse change in business or economic factors would likely move the insurer to a `vulnerable' rating category.

B WEAK. Insurers are viewed as having a weak capacity to meet their near-term obligations.

C VERY WEAK. Insurers are viewed as having a very weak capacity to meet their near-term obligations.

D DISTRESSED. Insurers have either been unable to meet near-term obligations, or the failure to meet such obligations is imminent.

DESCRIPTION OF SHORT-TERM MUNICIPAL BOND RATINGS

MOODY'S

Moody's ratings for short-term municipal obligations are designated "Moody's Investment Grade ("MIG") or "Variable Moody's Investment Grade" ("VMIG"), in the case of variable rate demand obligations ("VRDOs"). For VRDOs, a two-component rating is assigned. The first element represents an evaluation of the degree of risk associated with scheduled principal and interest payments, and the other represents an evaluation of the degree of risk associated with the demand feature. The short-term rating assigned to the demand feature of VRDOs is designated as VMIG. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. MIG ratings terminate at the retirement of the obligation while VMIG rating expiration will be a function of each issue's specific structural or credit features. Those short-term obligations that are of speculative quality are designated SG.

MIG1/VMIG1        Superior credit quality.  Excellent  protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

MIG2/VMIG2        Strong  credit  quality.   Margins  of  protection  are  ample
                  although not so large as in the preceding group.

MIG3/VMIG3        Acceptable credit quality.  Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

SG Speculative quality. Debt instruments in this category lack margins of protection.

S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

SP-2     Satisfactory capacity to pay principal and interest.

SP-3     Speculative capacity to pay principal and interest.

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

aaa Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

aa High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

a Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba Considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b Lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa Likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca Speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payments.

c Lowest rated class of preferred or preference stock. Issues so rated can thus be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each rating classification; the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

DOMINION

Preferred Share Rating Scale


Pfd-1 Preferred shares rated "Pfd-1" are of superior credit quality, and are supported by entities with strong earnings and balance sheet characteristics. "Pfd-1" generally corresponds with companies whose senior bonds are rated in the "AAA" or "AA" categories. As is the case with all rating categories, the relationship between senior debt ratings and preferred share ratings should be understood as one where the senior debt rating effectively sets a ceiling for the preferred shares issued by the entity. However, there are cases where the preferred share rating could be lower than the normal relationship with the issuer's senior debt rating.

Pfd-2 Preferred shares rated "Pfd-2" are of satisfactory credit quality. Protection of dividends and principal is still substantial, but earnings, the balance sheet, and coverage ratios are not as strong as Pfd-1 rated companies. Generally, "Pfd-2" ratings correspond with companies whose senior bonds are rated in the "A" category.

Pfd-3 Preferred shares rated "Pfd-3" are of adequate credit quality. While protection of dividends and principal is still considered acceptable, the issuing entity is more susceptible to adverse changes in financial and economic conditions, and there may be other adversities present which detract from debt protection. "Pfd-3" ratings generally correspond with companies whose senior bonds are rated in the higher end of the "BBB" category.

Pfd-4 Preferred shares rated "Pfd-4" are speculative, where the degree of protection afforded to dividends and principal is uncertain, particularly during periods of economic adversity. Companies with preferred shares rated "Pfd-4" generally coincide with entities that have senior bond ratings ranging from the lower end of the "BBB" category through the "BB" category.

Pfd-5 Preferred shares rated "Pfd-5" are highly speculative and the ability of the entity to maintain timely dividend and principal payments in the future is highly uncertain. The "Pfd-5" rating generally coincides with companies with senior bond ratings of "B" or lower. Preferred shares rated "Pfd-5" often have characteristics which, if not remedied, may lead to default.

"D" This category indicates preferred shares that are in arrears of paying either dividends or principal.

("high", "low") grades are used to indicate the relative standing of a credit within a particular rating category. The lack of one of these designations indicate a rating that is essentially in the middle of the category. In order to alert subscribers to the fact that in a default situation there is a potentially higher risk of loss with a non-cumulative security, Dominion uses the "n" designation. This method essentially alerts subscribers to the potential risk that would arise in a default scenario without penalizing the base rating, where the key focus is to measure credit risk and the likelihood of default. Dominion has chosen to provide the same type of alert for hybrid instruments using the "y" designation.

                            PART C: OTHER INFORMATION

Item 22. Exhibits

(a)(1) Declaration of Trust. Filed as an exhibit to the Registration Statement on Form N-1A of the Trust (File No. 333-103022) as filed with the Securities and Exchange Commission (the "Commission") on February 6, 2003.

(a)(2) Amendment No. 1 to the Declaration of Trust. Incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A as filed with the Commission on December 15, 2004.

(a)(3) Amendment No. 2 to Declaration of Trust. Incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A as filed with the Commission on April 29, 2004.

(a)(4) Amendment No. 3 to Declaration of Trust: Third Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest. Incorporated by reference to Exhibit (a)(4) to Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A as filed with the Commission on December 15, 2004.

(a)(5) Amendment No. 4 to Declaration of Trust: Fourth Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(b)(1) By-Laws. Incorporated by reference to Exhibit (b) to the Registration Statement on Form N-1A of the Trust (File No. 333-103022) as filed with the Commission on February 6, 2003.

(b)(2) Amendment to By-Laws. Incorporated by reference to Exhibit (b)(2) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A as filed with the Commission on October 29, 2004.

(c) Instrument defining rights of shareholders. Incorporated by reference to Exhibits (a) and (b).

(d)(1) Form of Investment Advisory Agreement between Trust and J.P. Morgan Investment Management, Inc., incorporated by reference to Pre-effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A as filed with the Commission on February 27, 2003.

(d)(2) Form of Amended and Restated Investment Advisory Agreement between the Trust and J.P. Morgan Investment Management Inc. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(e)(1) Form of Distribution Agreement between the Trust and J.P. Morgan Fund Distributors, Inc. Incorporated by reference to Pre-effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A as filed with the Commission on February 27, 2003.

(e)(2) Form of Distribution Agreement, dated February 19, 2005, between the Trust and JPMorgan Distribution Services, Inc. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(f)     Not applicable.

(g)(1) Form of Custodian Agreement. Incorporated by reference to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A as filed with the Commission on February 27, 2003.

(g)(2) Form of Global Custody Agreement, dated February 19, 2005, between JPMorgan Chase Bank, N.A. and the entities named on Annex A. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(h)(1) Form of Administration Agreement between the Trust and JPMorgan Chase Bank. Incorporated by reference to Pre-effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A as filed with the Commission on February 27, 2003.

(h)(2) Form of Shareholder Servicing Agreement the Trust and JPMorgan Chase Bank. Incorporated by reference to Pre-effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A as filed with the Commission on February 27, 2003.

(h)(3) Form of Transfer Agency Agreement between the Trust and DST Systems, Inc. Incorporated by reference to Pre-effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A as filed with the Commission on February 27, 2003.

(h)(4) Form of Fee Waiver Agreement. Incorporated by reference to Pre-effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A as filed with the Commission on February 27, 2003.

(h)(5) Form of Administration Agreement, dated February 19, 2005 between the Trust and JPMorgan Funds Management, Inc. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(h)(6) Form of Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(h)(7) Form of Shareholder Servicing Agreement, dated February 19, 2005, between the Trust and JPMorgan Distribution Services, Inc. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(h)(8) Form of Expense Limitation Agreement. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(h)(9) Indemnification Agreement. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(i)     Not applicable.

(j)     Not applicable.

(k)     Not applicable.

(l) Certificate of Sole Shareholder. Incorporated by reference to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A as filed with the Commission on February 27, 2003.

(m) Combined Amended and Restated Distribution Plan effective February 19, 2005. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(n) Combined Amended and Restated Rule 18f-3 Multi-Class Plan effective February 19, 2005. Incorporated by reference to Post-Effective Amendment No. 6 to the Trust's registration statement on Form N-1A as filed with the Commission on February 18, 2005.

(o)     Reserved.

(p)     Codes of Ethics.

    (1) Code of Ethics of J.P. Morgan Mutual Fund Series. Incorporated by reference to Exhibit (p)(1) to Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A as filed with the Commission on December 15, 2004.

    (2) JPMIM Code of Ethics. Incorporated by reference to Exhibit (p)(2) to Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A as filed with the Commission on December 15, 2004.

    (3) Code of Ethics for One Group Dealer Services, Inc. Incorporated by reference to Exhibit (p)(3) to Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A as filed with the Commission on December 15, 2004.

(99)(a) Powers of Attorney. Incorporated by reference to Exhibit (99)(a) to Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A as filed with the Commission on December 15, 2004.

Item 23. Persons Controlled by or Under Common Control with the Registrant

Not applicable.

Item 24. Indemnification

Reference is made to Section 5.3 of Registrant's Declaration of Trust.

Registrant, its Trustees and officers are insured against certain expenses in connection with the defense of claims, demands, actions, suits, or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, trustees, officers and controlling persons of the Registrant and the principal underwriter pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, trustee, officer, or controlling person of the Registrant and the principal underwriter in connection with the successful defense of any action, suite or proceeding) is asserted against the Registrant by such director, trustee, officer or controlling person or principal underwriter in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 25. Business and Other Connections of the Investment Adviser

See "Management of the Trust" in Part B. The business or other connections of each director and officer of J.P. Morgan Investment Management Inc. is currently listed in the investment advisor registration on Form ADV for J.P. Morgan Investment Management Inc. (File No. 801-21011) and is incorporated herein by reference.

Item 26. Principal Underwriter

(a)(1) J.P. Morgan Fund Distributors, Inc. (the "Distributor") is the principal underwriter of the Registrant's shares for the period through February 18, 2005. J.P. Morgan Fund Distributors, Inc. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers. J.P. Morgan Fund Distributors, Inc. is located at 522 Fifth Avenue, New York, New York 10036. J.P. Morgan Fund Distributors, Inc. is a wholly-owned subsidiary of The BISYS Group, Inc. J.P. Morgan Fund Distributors, Inc. acts as principal underwriter for the following investment companies:

J.P. Morgan Fleming Mutual Fund Group, Inc.
Growth and Income Portfolio
J.P. Morgan Funds
J.P. Morgan Fleming Series Trust
J.P. Morgan Institutional Funds
J.P. Morgan Mutual Fund Series
J.P. Morgan Series Trust
J.P. Morgan Series Trust II
J.P. Morgan Mutual Fund Group

J.P. Morgan Mutual Fund Investment Trust
J.P. Morgan Mutual Select Group
J.P. Morgan Mutual Select Trust
J.P. Morgan Mutual Fund Trust
Mutual Fund Variable Annuity Trust
JPMorgan Value Opportunities Fund Inc.
Undiscovered Managers Funds

(2) Effective February 19, 2005, JPMorgan Distribution Services, Inc. (named One Group Dealer Services, Inc. through February 18, 2005) will become the principal underwriter of the Registrant's shares. JPMorgan Distribution Services, Inc. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers. JPMorgan Distribution Services, Inc. is located at 1111 Polaris Parkway, Columbus, Ohio 43271. As of the date of this post-effective amendment, One Group Dealer Services, Inc. acts as principal underwriter for the following investment company: One Group Mutual Funds. Effective February 19, 2005, JPMorgan Distribution Services, Inc. will act as the principal underwriter for the following additional investment companies:

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Fleming Series Trust
J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Investment Trust
J.P. Morgan Series Trust II
JPMorgan Trust I
JPMorgan Value Opportunities Fund Inc.
Undiscovered Managers Funds

(b)(1) The following is a list of the executive officers, directors and partners of J.P. Morgan Fund Distributors, Inc.

                                  POSITION AND OFFICES                         POSITION A
NAME AND ADDRESS                  WITH DISTRIBUTOR                             WITH REGISTRANT
------------------------          -------------------------------------------  ---------------
Charles Linn Booth                Vice President/Assistant Compliance Officer    None
3435 Stelzer Road
Columbus, OH 43219

Robert A. Bucher                  Financial and Operations Principal             None
3435 Stelzer Road
Columbus, OH 43219

James L. Fox                      Director                                       None
90 Park Ave.
New York, NY 10016

Kevin J. Dell                     Director/Secretary                             None
90 Park Ave.
New York, NY 10016

Edward S. Forman                  Assistant Secretary                            None
90 Park Ave.
New York, NY 10016

Stephen Hoffman                   Treasurer                                      None
3435 Stelzer Road
Columbus, OH 43219

Richard F. Froio                  Vice President/                                None
100 Summer Road                   Chief Compliance Officer/Executive
Boston, MA 02110                  Representative Supervising Principal

William J. Tomko                  President                                      None
3435 Stelzer Road
Columbus, OH 43219

(2) The directors and officers of JPMorgan Distribution Services, Inc. (named One Group Dealer Services, Inc. through February 18, 2005) are set forth below. The business address of each director or officer is 1111 Polaris Parkway, Columbus, Ohio 43271.

                         POSITIONS AND OFFICES
                         WITH ONE GROUP DEALER
NAME                         SERVICES, INC.                      POSITIONS WITH REGISTRANT
----                     ---------------------                   -------------------------
David Thorp              President                               None

Robert L. Young          Vice President                          Senior Vice President

Michael R. Machulski     Director, Vice President and Treasurer  None

Nancy E. Fields          Vice President                          Assistant Secretary

Scott E. Richter         Secretary                               Secretary and Chief Legal Officer

Jessica K. Ditullio      Assistant Secretary                     Assistant Secretary

Charles Wooding          Assistant Treasurer                     None

(c)     Not applicable.

Item 27. Location of Accounts and Records

All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder will be maintained at the offices of:

J.P. Morgan Investment Management Inc., the Registrant's investment adviser, at 522 Fifth Avenue, New York, NY 10036 (records relating to its functions as investment advisor).

J.P. Morgan Fund Distributors, Inc., the Registrant's distributor (through February 18, 2005), 522 Fifth Avenue, New York, New York 10036 (records relating to its functions as distributor).

JPMorgan Distribution Services, Inc. (named One Group Dealer Services, Inc. through February 18, 2005), the Registrant's distributor (effective February 19, 2005), at 1111 Polaris Parkway, Columbus, Ohio 43240 (records relating to its functions as distributor).

JPMorgan Chase Bank, N.A. at 3 MetroTech Center, Brooklyn, New York 11245 (records relating to its functions as shareholder servicing agent (through February 18, 2005), custodian and administrative services agent (through February 18, 2005)).

JPMorgan Funds Management, Inc. (named One Group Administrative Services, Inc. through February 18, 2005), the Registrant's administrator (effective
February 19, 2005), at 1111 Polaris Parkway, Columbus, Ohio 43240 (relating to its functions as administrator).

DST Systems Inc., the Registrant's transfer agent (through February 18, 2005), 210 West 10th Street, Kansas City, MO 64105

Boston Financial Data Services, Inc., the Registrant's transfer agent (effective February 19, 2005), at 2 Heritage Drive, North Quincy, Massachusetts 02171.

Item 28. Management Services

Not applicable.

Item 29. Undertakings

Not applicable.

                                   SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and State of New York on the 18th day of February, 2005.

                                       J.P. MORGAN MUTUAL FUND SERIES

                                       By: /s/ George C.W. Gatch
                                           --------------------------
                                             George C.W. Gatch
                                              President

This Registration Statement has been signed below by the following persons in the capacities indicated on the 18th day of February, 2005.

Fergus Reid, III*                      Robert J. Higgins*
---------------------------            ------------------------------
Fergus Reid, III                       Robert J. Higgins
Trustee and Chairman                   Trustee

William J. Armstrong*                  James J. Schonbachler*
---------------------------            ------------------------------
William J. Armstrong                   James J. Schonbachler
Trustee                                Trustee

Roland R. Eppley, Jr.*                 Leonard M. Spalding*
---------------------------            ------------------------------
Roland R. Eppley, Jr.                  Leonard M. Spalding
Trustee                                Trustee

William G. Morton, Jr.*                Dr. Matthew Goldstein*
---------------------------            ------------------------------
William G. Morton                      Dr. Matthew Goldstein
Trustee                                Trustee


*By /s/ Patricia A. Maleski
    -----------------------
     Patricia A. Maleski
         Attorney-in-Fact


By  /s/ Stephanie J. Dorsey
    -----------------------
     Stephanie J. Dorsey
         Treasurer


By  /s/ George C.W. Gatch
    -----------------------
     George C.W. Gatch
         President